                                                                     EXHIBIT 4.2

================================================================================

                                SOI FUNDING CORP.


                        (may be assumed by SOLUTIA INC.)


                                       and


                            HSBC BANK USA, as Trustee


                     --------------------------------------

                                    INDENTURE

                            Dated as of July 9, 2002

                     --------------------------------------


                      11.25% Senior Secured Notes Due 2009


================================================================================

                              CROSS-REFERENCE TABLE

  TIA                                                                                Indenture
Section                                                                               Section
-------                                                                          -----------------
310 (a)(1)...............................................................         7.10
    (a)(2)...............................................................         7.10
    (a)(3)...............................................................         N.A.
    (a)(4)...............................................................         N.A.
    (a)(5)...............................................................         N.A.
    (b)..................................................................         7.08; 7.10; 11.02
    (b)(1)...............................................................         7.10
    (c)..................................................................         N.A.
311 (a)..................................................................         7.11
    (b)..................................................................         7.11
    (c)..................................................................         N.A.
312 (a)..................................................................         2.06
    (b)..................................................................         11.03
    (c)..................................................................         11.03
313 (a)..................................................................         7.06
    (b)(1)...............................................................         N.A.
    (b)(2)...............................................................         7.06
    (c)..................................................................         7.06; 11.02
    (d)..................................................................         7.06
314 (a)..................................................................         4.06; 4.19; 11.02
    (b)..................................................................         N.A.
    (c)(1)...............................................................         11.04
    (c)(2)...............................................................         11.04
    (c)(3)...............................................................         N.A.
    (d)..................................................................         N.A.
    (e)..................................................................         11.05
    (f)..................................................................         N.A.
315 (a)..................................................................         7.01(b)
    (b)..................................................................         7.05; 11.02
    (c)..................................................................         7.01(a)
    (d)..................................................................         7.01(c)
    (e)..................................................................         6.12
316 (a)(last sentence)...................................................         2.10
    (a)(1)(A)............................................................         6.05
    (a)(1)(B)............................................................         6.04
    (a)(2)...............................................................         N.A.
    (b)..................................................................         6.08
    (c)..................................................................         8.04
317 (a)(1)...............................................................         6.09
    (a)(2)...............................................................         6.10
    (b)..................................................................         2.05; 7.12
318 (a)..................................................................         11.01

----------
N.A. means Not Applicable
Note:  This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture

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                                TABLE OF CONTENTS

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                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions..........................................................................1
SECTION 1.02.  Incorporation by Reference of Trust Indenture Act...................................30
SECTION 1.03.  Rules of Construction...............................................................31

                                   ARTICLE TWO

                                 THE SECURITIES

SECTION 2.01.  Amount of Notes.....................................................................31
SECTION 2.02.  Form and Dating.....................................................................32
SECTION 2.03.  Execution and Authentication........................................................32
SECTION 2.04.  Registrar and Paying Agent..........................................................33
SECTION 2.05.  Paying Agent To Hold Money in Trust.................................................34
SECTION 2.06.  Noteholder Lists....................................................................34
SECTION 2.07.  Transfer and Exchange...............................................................34
SECTION 2.08.  Replacement Notes...................................................................35
SECTION 2.09.  Outstanding Notes...................................................................35
SECTION 2.10.  Treasury Notes......................................................................36
SECTION 2.11.  Temporary Notes.....................................................................36
SECTION 2.12.  Cancellation........................................................................36
SECTION 2.13.  Defaulted Interest..................................................................37
SECTION 2.14.  CUSIP Number........................................................................37
SECTION 2.15.  Deposit of Moneys...................................................................37
SECTION 2.16.  Book-Entry Provisions for Global Notes..............................................38
SECTION 2.17.  Special Transfer Provisions.........................................................40
SECTION 2.18.  Computation of Interest.............................................................41

                                  ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.  Election To Redeem; Notices to Trustee..............................................41
SECTION 3.02.  Selection by Trustee of Notes To Be Redeemed........................................42
SECTION 3.03.  Notice of Redemption................................................................42
SECTION 3.04.  Effect of Notice of Redemption......................................................43

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SECTION 3.05.  Deposit of Redemption Price.........................................................43
SECTION 3.06.  Notes Redeemed in Part..............................................................44
SECTION 3.07.  Special Mandatory Redemption; Notices to Trustee and Securities Intermediary........44
SECTION 3.08.  Notice of Special Mandatory Redemption to Holders...................................44
SECTION 3.09.  Effect of Notice of Special Mandatory Redemption....................................45
SECTION 3.10.  Deposit of Special Mandatory Redemption Price.......................................45

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01.  Payment of Notes....................................................................45
SECTION 4.02.  Maintenance of Office or Agency.....................................................46
SECTION 4.03.  Legal Existence.....................................................................46
SECTION 4.04.  Maintenance of Properties; Insurance; Compliance with Law...........................47
SECTION 4.05.  Waiver of Stay, Extension or Usury Laws.............................................47
SECTION 4.06.  Compliance Certificate..............................................................48
SECTION 4.07.  Taxes...............................................................................48
SECTION 4.08.  Repurchase at the Option of Holders upon Change of Control..........................49
SECTION 4.09.  Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock.51
SECTION 4.10.  Limitation on Restricted Payments...................................................55
SECTION 4.11.  Limitation on Liens.................................................................59
SECTION 4.12.  Limitation on Asset Sales...........................................................59
SECTION 4.13.  Limitation on Dividend and Other Payment Restrictions Affecting Restricted
                  Subsidiaries.....................................................................63
SECTION 4.14.  Limitation on Transactions with Affiliates..........................................65
SECTION 4.15.  Limitation on Sale and Leaseback Transactions.......................................66
SECTION 4.16.  [Reserved]..........................................................................67
SECTION 4.17.  Line of Business....................................................................67
SECTION 4.18.  Reports to Holders..................................................................67
SECTION 4.19.  Creation of Subsidiaries; Guarantees by Restricted Subsidiaries.....................68
SECTION 4.20.  Covenants Applicable if Notes Rated Investment Grade................................69

                                      -ii-
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                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

SECTION 5.01.  Consolidation, Merger and Sale of Assets............................................70
SECTION 5.02.  Successor Person Substituted........................................................72

                                   ARTICLE SIX

                              DEFAULTS AND REMEDIES

SECTION 6.01.  Events of Default...................................................................72
SECTION 6.02.  Acceleration of Maturity; Rescission................................................73
SECTION 6.03.  Other Remedies......................................................................74
SECTION 6.04.  Waiver of Past Defaults and Events of Default.......................................75
SECTION 6.05.  Control by Majority.................................................................75
SECTION 6.06.  Limitation on Suits.................................................................76
SECTION 6.07.  No Personal Liability of Directors, Officers, Employees and Stockholders............76
SECTION 6.08.  Rights of Holders To Receive Payment................................................77
SECTION 6.09.  Collection Suit by Trustee..........................................................77
SECTION 6.10.  Trustee May File Proofs of Claim....................................................77
SECTION 6.11.  Priorities..........................................................................78
SECTION 6.12.  Undertaking for Costs...............................................................78

                                  ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01.  Duties of Trustee...................................................................79
SECTION 7.02.  Rights of Trustee...................................................................80
SECTION 7.03.  Individual Rights of Trustee........................................................81
SECTION 7.04.  Trustee's Disclaimer................................................................81
SECTION 7.05.  Notice of Defaults..................................................................81
SECTION 7.06.  Reports by Trustee to Holders.......................................................82
SECTION 7.07.  Compensation and Indemnity..........................................................82
SECTION 7.08.  Replacement of Trustee..............................................................83
SECTION 7.09.  Successor Trustee by Consolidation, Merger, etc.....................................84
SECTION 7.10.  Eligibility; Disqualification.......................................................84
SECTION 7.11.  Preferential Collection of Claims Against Company...................................85
SECTION 7.12.  Paying Agents.......................................................................85

                                      -iii-
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                                  ARTICLE EIGHT

                             MODIFICATION AND WAIVER

SECTION 8.01.  Without Consent of Noteholders......................................................85
SECTION 8.02.  With Consent of Noteholders.........................................................86
SECTION 8.03.  Compliance with Trust Indenture Act.................................................88
SECTION 8.04.  Revocation and Effect of Consents...................................................88
SECTION 8.05.  Notation on or Exchange of Notes....................................................89
SECTION 8.06.  Trustee To Sign Amendments, etc.....................................................89

                                  ARTICLE NINE

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01.  Discharge of Indenture..............................................................89
SECTION 9.02.  Legal Defeasance....................................................................91
SECTION 9.03.  Covenant Defeasance.................................................................91
SECTION 9.04.  Conditions to Defeasance or Covenant Defeasance.....................................92
SECTION 9.05.  Deposited Money and U.S. Government Obligations To Be Held in Trust;
                  Other Miscellaneous Provisions...................................................94
SECTION 9.06.  Reinstatement.......................................................................94
SECTION 9.07.  Moneys Held by Paying Agent.........................................................95
SECTION 9.08.  Moneys Held by Trustee..............................................................95

                                   ARTICLE TEN

                             GUARANTEE OF SECURITIES

SECTION 10.01. Guarantee...........................................................................96
SECTION 10.02. Execution and Delivery of Subsidiary Guarantee......................................97
SECTION 10.03. Release of Subsidiary Guarantors....................................................97
SECTION 10.04. Waiver of Subrogation...............................................................98
SECTION 10.05. Notice to Trustee...................................................................98

                                 ARTICLE ELEVEN

                               SECURITY DOCUMENTS

SECTION 11.01. Security Documents..................................................................99
SECTION 11.02. Recording and Opinions.............................................................100

                                      -iv-
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SECTION 11.03. Release of Collateral..............................................................100
SECTION 11.04. Certificates of the Company........................................................100
SECTION 11.05. Certificates of the Trustee........................................................101
SECTION 11.06. Authorization of Actions To Be Taken by the Trustee Under the Security Documents...101
SECTION 11.07. Authorization of Receipt of Funds by the Trustee Under the Security Documents......101
SECTION 11.08. Termination of Security Interest...................................................102
SECTION 11.09. Security Documents.................................................................102


                                 ARTICLE TWELVE

                                  MISCELLANEOUS

SECTION 12.01. Trust Indenture Act Controls.......................................................102
SECTION 12.02. Notices............................................................................102
SECTION 12.03. Communications by Holders with Other Holders.......................................105
SECTION 12.04. Certificate and Opinion as to Conditions Precedent.................................105
SECTION 12.05. Statements Required in Certificate and Opinion.....................................105
SECTION 12.06. Rules by Trustee and Agents........................................................106
SECTION 12.07. Business Days; Legal Holidays......................................................106
SECTION 12.08. Governing Law......................................................................106
SECTION 12.09. No Adverse Interpretation of Other Agreements......................................106
SECTION 12.10. Successors.........................................................................106
SECTION 12.11. Multiple Counterparts..............................................................106
SECTION 12.12. Table of Contents, Headings, etc...................................................106
SECTION 12.13. Separability.......................................................................107

                                    EXHIBITS

Exhibit A.     Form of Note.......................................................................A-1
Exhibit B.     Form of Legend for Rule 144A Notes and Other Notes That Are Restricted Notes.......B-1
Exhibit C.     Form of Legend for Regulation S Note...............................................C-1
Exhibit D.     Form of Legend for Global Note.....................................................D-1
Exhibit E.     Form of Certificate To Be Delivered in Connection with
                  Transfers Pursuant to Regulation S..............................................E-1
Exhibit F.     Form of Guarantee..................................................................F-1
Exhibit G.     Form of Junior Security Agreement..................................................G-1
Exhibit H.     Form of Junior Intercreditor Agreement.............................................H-1

          INDENTURE, dated as of July 9, 2002, between SOI FUNDING CORP., a Delaware corporation, as issuer ("SOI FUNDING"), and HSBC BANK USA, a New York banking corporation, as trustee (the "TRUSTEE").

          References herein to the "COMPANY" refer to (i) prior to the Assumption Date SOI Funding and (ii) on and after the Assumption Date, Solutia Inc.

          On and after the Assumption Date, the Notes will be Guaranteed by the Subsidiary Guarantors.

          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.

                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  DEFINITIONS.

          "ACQUIRED DEBT" means, with respect to any specified Person,
(i) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person, merging with or into or becoming a Subsidiary of such specified Person and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

          "ACQUIRED DISQUALIFIED STOCK" means, with respect to any specified Person, Disqualified Stock of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, including, without limitation, Disqualified Stock incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person.

          "ACQUIRED PREFERRED STOCK" means, with respect to any specified Person, Preferred Stock of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, including, without limitation, Preferred Stock incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person.

          "ADDITIONAL ASSETS" means (a) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary from any Person other than the Company or an Affiliate of the

Company, (b) any controlling interest or joint venture interest in another business or (c) any other asset (other than securities, cash, Cash Equivalents or other current assets) to be owned by the Company or any Restricted Subsidiary.

          "ADDITIONAL NOTES" has the meaning set forth in Section 2.01.

          "AFFILIATE" of any specified Person means any other Person directly or indirectly, through one or more intermediaries, controlling or controlled by or under direct or indirect common control with such specified Person. For the purpose of this definition, "control" when used with respect to any specified Person means the possession, direct or indirect, of the power to manage or direct or cause the direction of the management and policies of such Person directly or indirectly, whether through the ownership of voting stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "AFFILIATE TRANSACTION" has the meaning set forth in Section 4.14.

          "AGENT" means any Registrar, Paying Agent, or agent for service or notices and demands.

          "AGENT MEMBERS" has the meaning set forth in Section 2.16.

          "AMEND" means amend, modify, supplement, restate or amend and restate, including successively; and "AMENDING" and "AMENDED" have correlative meanings.

          "APPLICABLE PARI PASSU INDEBTEDNESS" in respect of any asset that is the subject of an Asset Sale means (i) at a time when such asset is included in the Collateral (x) Indebtedness under Bank Obligations that is secured at such time by Collateral or (y) Pari Passu Indebtedness of the Company or its Restricted Subsidiaries that has a Stated Maturity prior to the Stated Maturity of the Notes and (ii) at a time when such asset is not included in the Collateral, any Indebtedness (a) under the Credit Facility and (b) any other Indebtedness (other than Subordinated Debt) of the Company or a Restricted Subsidiary that has a Stated Maturity prior to the Stated Maturity of the Notes.

          "ASSET SALE" means (i) the sale, lease, conveyance or other disposition (other than the creation of a Lien) of any assets (other than the disposition of inventory or equipment in the ordinary course of business consistent with industry practices or the disposition of Cash Equivalents) (PROVIDED that the sale, conveyance or other disposition of all or substantially all the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section 4.08 and/or Section 5.01 and not by Section 4.12),
(ii) the sale by the Company or any of its Restricted Subsidiaries of Capital Stock of any of the Company's Restricted Subsidiaries, Unrestricted Subsidiaries or Joint Ventures and (iii) the issuance by any of the Company's

Restricted Subsidiaries of Capital Stock of such Restricted Subsidiary, in the case of each of the foregoing clauses (i), (ii) or (iii), whether in a single transaction or a series of related transactions (A) that has a fair market value in excess of $10 million or (B) for Net Proceeds in excess of $10 million. Notwithstanding the foregoing: (a) a transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary PROVIDED that such assets (to the extent constituting Collateral) shall remain subject to the Lien of the Security Documents; (b) an issuance of Capital Stock by a Restricted Subsidiary to the Company or to another Restricted Subsidiary PROVIDED that such assets (to the extent constituting Collateral) shall remain subject to the Lien of the Security Documents; (c) Sale and Lease-Back Transactions; and (d) Restricted Payments permitted by Section 4.10 and Permitted Investments will not be deemed to be an Asset Sale.

          "ASSET SALE OFFER" has the meaning set forth in Section 4.12.

          "ASSUMPTION DATE" means the date and time of the Solutia Assumption.

          "ASSUMPTION DOCUMENTATION" means the Supplemental Indenture, the Opinions of Counsel, the Officers' Certificate and the other documents referred to in the Escrow Agreement pursuant to which the Solutia Assumption shall occur.

          "ASTARIS SUPPORT AGREEMENT" means the guaranty agreement, dated September 14, 2000, made by Solutia in favor of Astaris LLC, a limited liability company organized and existing under the laws of Delaware ("ASTARIS"), and in favor of the lenders under the five-year credit agreement dated September 14, 2000 under which Astaris is the borrower and Bank of America, N.A. is the administrative agent, as such agreement may be modified, amended, restated or replaced; PROVIDED that the terms of any such modification, amendment, restatement or replacement do not materially increase Solutia's or any Restricted Subsidiary's obligations thereunder and such terms (including as to tenor) are not more onerous from a financial perspective, taken as a whole, to Solutia and the Restricted Subsidiaries.

          "ATTRIBUTABLE DEBT" means, with respect to any Sale and Lease-Back Transaction, the amount determined by multiplying the greater, at the time such arrangement is entered into, of (1) the fair value of the real property subject to such arrangement (as determined by the Company) or (2) the net proceeds of the sale of such real property to the lender or investor, by a fraction of which the numerator is the unexpired initial term of the lease of such real property as of the date of determination and of which the denominator is the full initial term of such lease. Sale and Lease-Back Transactions with respect to facilities financed with Industrial Development Bonds (whether or not tax exempt) are excepted from the calculation made pursuant to this definition.

          "BANK OBLIGATIONS" means the Obligations of Solutia and its Restricted Subsidiaries under the Credit Facility, the Co-Generation Facility, the Astaris Support Agreement, the Designated Letters of Credit and Hedging Obligations in of such Designated Letters of Credit.

          "BANKRUPTCY LAW" means Title 11 of the United States Code entitled "Bankruptcy" or any other law relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors, whether in effect on the date hereof or hereafter.

          "BOARD OF DIRECTORS" means the board of directors of Solutia or any duly authorized committee thereof.

          "BUSINESS DAY" or "BUSINESS DAY" has the meaning set forth in Section 12.07.

          "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

          "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and (v) all warrants, options or other rights to acquire any item listed in (i) through (iv) of this definition.

          "CASH EQUIVALENTS" means (a) United States dollars, (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (c) demand deposits, time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year from the date of acquisition and overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States or any State thereof having capital, surplus and undivided profits in excess of $250 million, (d) repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses (b) and
(c) above entered into with any financial institution meeting the qualifications specified in clause (c) above, (e) commercial paper rated at least P-1 or Al-1 by Moody's or S&P, respectively, (f) investments in any U.S. dollar-denominated money market fund as defined by Rule 2a-7 of the General Rules and Regulations promulgated under the Investment Company Act of 1940 and (g) in the case of a Foreign Subsidiary, substantially similar investments denominated in foreign currencies (including similarly capitalized foreign banks).

          "CHANGE OF CONTROL" means the occurrence of any of the following:

     (1) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and l3d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of securities representing 50% or more of the voting power of all Capital Stock of Solutia; or

     (2) Continuing Directors shall cease to constitute at least a majority of the directors constituting the Board of Directors; or

     (3) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Solutia and its Restricted Subsidiaries taken as a whole to any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act); or

     (4) Solutia consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Solutia, in any such event pursuant to a transaction in which any of the outstanding Capital Stock of Solutia is converted into or exchanged for cash, securities or other property, other than any such transaction where the Capital Stock of Solutia outstanding immediately prior to such transaction is converted into or exchanged for Capital Stock (other than Disqualified Stock) of the surviving or transferee Person representing at least a majority of the voting power of all Capital Stock of such surviving or transferee Person immediately after giving effect to such issuance; or

     (5) the adoption by the stockholders of Solutia of a plan or proposal for the liquidation or dissolution of Solutia or, prior to the Solutia Assumption, the adoption by the Company of a plan or proposal for the liquidation or dissolution, prior to the Assumption Date, of the Company.

          "CHANGE OF CONTROL OFFER" has the meaning set forth in Section 4.08.

          "CHANGE OF CONTROL PAYMENT" has the meaning set forth in Section 4.08.

          "CHANGE OF CONTROL PAYMENT DATE" has the meaning set forth in Section 4.08.

          "CLEARSTREAM" has the meaning set forth in Section 2.16.

          "CO-GENERATION FACILITY" means the co-generation lease facility for Solutia's co-generation facility in Pensacola, Florida, as such lease facility may be amended, restated, modified or replaced.

          "COLLATERAL" means, collectively, all of the property and assets that are from time to time subject to or required to be subject to the Liens created under the Security Documents.

          "COLLATERAL AGENT" has the meaning set forth in the Security
Documents.

          "COLLATERAL TRUST" has the meaning set forth in the Security
Documents.

          "COLLATERAL TRUSTEE" shall have the meaning assigned to such term in the Sharing Intercreditor Agreement.

          "COMMISSION" means the Securities and Exchange Commission.

          "COMPANY" means the party named as such in the first paragraph of this Indenture and further defined in the second paragraph hereof, until a successor replaces such party pursuant to Article Five and thereafter means the successor.

          "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus in each case, without duplication:

     (i) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period to the extent that such provision for taxes was included in computing such Consolidated Net Income;

     (ii) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income;

     (iii) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation and amortization were deducted in computing such Consolidated Net Income; and

     (iv) any non-cash charges reducing Consolidated Net Income for such period (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period); MINUS

     (v) any non-cash items increasing Consolidated Net Income for such period (without duplication, excluding any reversal of a reserve for cash expenses, if the establishment of such reserve had previously decreased Consolidated Net Income), in each case, on a consolidated basis and determined in accordance with GAAP.

          Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization of, a Restricted Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person.

          "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that:

     (i) the Net Income of any Person that is not a Restricted Subsidiary shall be included only to the extent of the lesser of (x) the amount of dividends or distributions paid in cash (but not by means of a loan) to the referent Person or a Restricted Subsidiary thereof or (y) the referent Person's (or, subject to clause (ii), a Restricted Subsidiary of the referent Person's) proportionate share of the Net Income of such other Person;

     (ii) the Net Income (but not loss) of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders; and

     (iii) the cumulative effect of a change in accounting principles shall be excluded.

          "CONSOLIDATED NET TANGIBLE ASSETS" means, as of any date, the aggregate amount of assets (less applicable reserves and other properly deductible items) of the Company and its Restricted Subsidiaries after deducting therefrom (a) all current liabilities of the Company and its Restricted Subsidiaries as of such date (excluding any such current liabilities that are, by their terms, extendible or renewable at the option of the Company or the applicable Restricted Subsidiary to a date more than 12 months after such date) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of the Company and its Restricted Subsidiaries and computed in accordance with GAAP.

          "CONTINUING DIRECTOR" means, as of the date of determination, any Person who:

     (i)       was a member of the Board of Directors on the Issue Date; or

     (ii) was nominated for election or elected to the Board of Directors with the affirmative vote of at least a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

          "CORPORATE TRUST OFFICE" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office as of the date hereof is listed in Section 12.02.

          "COVENANT DEFEASANCE" has the meaning set forth in Section 9.03.

          "CREDIT FACILITY" means, prior to the Assumption Date, the Existing Credit Facility, and thereafter, one or more credit agreements to be dated as of the Assumption Date by and among Solutia, the Subsidiary Guarantors and the other parties thereto, including any related notes, instruments and agreements executed in connection therewith, as amended, restated, modified, extended, renewed, refunded, replaced or refinanced, in whole or in part, from time to time, whether or not with the same lenders or agent.

          "DEADLINE" means August 9, 2002 or such earlier time that Solutia determines not to refinance its Credit Facility in the manner described in the Offering Memorandum.

          "DEFAULT" means any event that is, or with the giving of notice or the lapse of time, or both, would constitute, an Event of Default.

          "DEPOSITORY" means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Company, which Person must be a clearing agency registered under the Exchange Act.

          "DESIGNATED LETTERS OF CREDIT" means letters of credit for the account of Solutia, which may have been issued, or may in the future be issued, by the lenders that are party to the Credit Facility (but which letters of credit are not issued pursuant to the Credit Facility), and which are or will be identified in the Security Documents.

          "DISINTERESTED MEMBER" means, with respect to any transaction or series of related transactions, a member of the Board of Directors of the Company who (1) does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions and (2) is not an Affiliate, officer, director or an employee of any person (other than the Company or any Restricted Subsidiary) who has any direct or indirect financial interest in or with respect to such transaction or series of related transactions.

          "DISQUALIFIED STOCK" means any Capital Stock of any Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Notes mature (or in the case of the Company only, on or prior to the earlier of the Assumption Date and the Special Mandatory Redemption
Date); PROVIDED that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the date on which the Notes mature shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in
Section 4.10 and Section 4.08 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required pursuant to such Sections. The "liquidation preference" of any Disqualified Stock shall be the amount payable thereon upon liquidation prior to any payment to holders of common stock or, if none, the amount payable by the issuer thereof upon maturity or mandatory redemption.

          "ESCROW AGREEMENT" means the escrow and pledge agreement, dated as of July 9, 2002, among SOI Funding Corp., Solutia Inc., the Trustee and the Securities Intermediary.

          "ESCROW ASSETS" means the property of the Company held by the Securities Intermediary pursuant to the Escrow Agreement.

          "EUROCLEAR" has the meaning set forth in Section 2.16.

          "EVENT OF DEFAULT" has the meaning set forth in Section 6.01.

          "EXCESS PROCEEDS" has the meaning set for in Section 4.12.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

          "EXCHANGE SECURITIES" has the meaning provided in the Registration Rights Agreement.

          "EXISTING CREDIT FACILITY" means the $800 million Amended and Restated Five Year Credit Agreement, dated as of November 23, 1999 (as the same may have been or will be amended, restated or otherwise modified), among Solutia, as borrower, the lenders from time to time party thereto, Bank of America N.A., as syndication agent, and Citibank, N.A., as administrative agent.

          "EXISTING INDEBTEDNESS" means Indebtedness of the Company and its Restricted Subsidiaries in existence, and considered Indebtedness of the Company or any of its Restricted Subsidiaries, on the Issue Date, until such amounts are repaid, including all reimbursement obligations with respect to letters of credit outstanding as of the date of this Indenture.

          "EXISTING NOTES INDENTURE" means the indenture dated as of October 1, 1997 between Solutia and The Chase Manhattan Bank.

          "FIXED CHARGE COVERAGE RATIO" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries or any other applicable Person incurs, assumes or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "CALCULATION DATE"), then the Fixed Charge Coverage Ratio shall be calculated giving PRO FORMA effect to such incurrence, assumption or redemption of Indebtedness or such issuance or redemption of Disqualified Stock or Preferred Stock as if the same had occurred at the beginning of the applicable four-quarter reference period.

          In addition, for purposes of making the computation referred to above:

     (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries or any other applicable Person, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period;

     (ii) the Consolidated Cash Flow and Fixed Charges attributable to operations or businesses disposed of prior to the Calculation Date shall be excluded, but, in the case of such Fixed Charges, only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date; and

     (iii) if since the beginning of the four-quarter reference period any Person was designated as an Unrestricted Subsidiary or redesignated as or otherwise became a Restricted Subsidiary, such event shall be deemed to have occurred on the first day of the four-quarter reference period.

          "FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of:

     (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, determined in accordance with GAAP;

     (ii) all commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers' acceptance financings, determined in accordance with GAAP, and net payments or receipts (if any) pursuant to Hedging Obligations of the types described in clauses (i) through (iii) of the definition thereof to the extent such Hedging Obligations relate to Indebtedness that is not itself a Hedging Obligation;

     (iii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

     (iv) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon);

     (v) amortization or write-off of debt discount in connection with any Indebtedness of the Company and its Restricted Subsidiaries, on a consolidated basis in accordance with GAAP, other than amortization of deferred financing costs incurred on or prior to the Issue Date; and

     (vi) the product of (a) all dividend payments (other than any payments to the referent Person or any of its Restricted Subsidiaries and any dividends payable in the form of Qualified Capital Stock) on any series of Preferred Stock or Disqualified Stock of such Person and its Restricted Subsidiaries, times (b) (x) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP, or (y) if the dividends are deductible by such Person for income tax purposes, one.

          "FOREIGN SUBSIDIARY" means any Restricted Subsidiary that is not organized under the laws of the United States, any State thereof or the District of Columbia.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect on the Issue Date.

          "GLOBAL NOTES" has the meaning set forth in Section 2.16.

          "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or Disqualified Stock of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or Disqualified Stock of such other Person (including those arising by virtue of partnership arrangements) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or Disqualified Stock of the payment thereof or to protect such obligee against loss in respect thereof in whole or in part (including by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, to maintain financial statement conditions or otherwise); PROVIDED that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (ii) forward foreign exchange contracts or currency swap agreements, (iii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency values and (iv) commodity price protection agreements or commodity price hedging agreements designed to manage fluctuations in prices or costs in energy, raw materials, manufactured products or related commodities.

          "HOLDER" or "NOTEHOLDER" means the person in whose name a Note is registered on the Registrar's books.

          "INCUR" means, with respect to any Indebtedness, to incur, create, issue, assume or Guarantee such Indebtedness. If any Person becomes a Restricted Subsidiary on any date after the Issue Date (including by redesignation of an Unrestricted Subsidiary), the Indebtedness and Capital Stock of such Person outstanding on such date will be deemed to have been Incurred by such Person on such date for purposes of Section 4.09 but will not be considered the sale or issuance of Capital Stock for purposes of Section 4.12. The accretion of original issue discount or payment of interest in kind will not be considered an incurrence of Indebtedness.

          "INDEBTEDNESS" means, with respect to any Person,

          (1) any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments;

          (2) letters of credit (or reimbursement agreements in respect thereof) or bankers' acceptances;

          (3) Capital Lease Obligations and Attributable Debt in respect of Sale and Lease-Back Transactions;

          (4) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; and

          (5)  net Hedging Obligations,

if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet of such Person prepared in accordance with GAAP, as well as

          (a) all indebtedness of others secured by a Lien on any asset of such Person whether or not such indebtedness is assumed by such Person; PROVIDED that, for purposes of determining the amount of any Indebtedness of the type described in this clause, if recourse with respect to such Indebtedness is limited to such asset, the amount of such Indebtedness shall be limited to the lesser of the fair market value of such asset or the amount of such Indebtedness; and

          (b) to the extent not otherwise included, the Guarantee by such Person of any indebtedness of the types described above of any other Person.

The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

          "INDENTURE" means this Indenture as amended, restated or supplemented from time to time.

          "INDEPENDENT FINANCIAL ADVISOR" means an investment banking firm of national reputation in the United States which, in the judgment of the majority of the Disinterested Members of the Board of Directors of the Company, is independent and qualified to perform the task for which it is to be engaged.

          "INDUSTRIAL DEVELOPMENT BONDS" means obligations issued or guaranteed by, or supported by the full faith and credit of, a State, a Commonwealth, a Territory or a possession of the United States of America, or any political subdivision or governmental authority of any of the foregoing, or the District of Columbia.

          "INITIAL PLACEMENT" has the meaning provided in the Registration Rights Agreement.

          "INITIAL PURCHASERS" means Salomon Smith Barney Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Banc One Capital Markets, Inc., HSBC Securities (USA), Inc., SG Cowen Securities Corporation, and U.S. Bancorp Piper Jaffray Inc.

          "INTEREST" means, with respect to the Notes, interest and Liquidated Damages.

          "INTEREST PAYMENT DATE" means July 15 and January 15 of each year.

          "INVESTMENT GRADE" means a rating of BBB- or higher by S&P and Baa3 or higher by Moody's or the equivalent of such ratings by S&P or Moody's.

          "INVESTMENTS" means, with respect to any Person, all investments by such Person in another Person (including an Affiliate of such Person) in the form of direct or indirect loans, advances or extensions of credit to such other Person (including any Guarantee by such Person of the Indebtedness or Disqualified Stock of such other Person) or capital contributions or purchases or other acquisitions for consideration of Indebtedness, Capital Stock or other securities of such other Person, together with all items that are or would be classified as investments of such investing Person on a balance sheet prepared in accordance with GAAP; PROVIDED that:

          (w) investments made in connection with a bankruptcy proceeding in substitution of the Company's interest as a creditor in such proceeding;

          (x) trade credit and accounts receivable in the ordinary course of business;

          (y) commissions, loans, advances, fees and compensation paid in the ordinary course of business to officers, directors and employees; and

          (z) reimbursement obligations in respect of letters of credit and tender, bid, performance, government contract, surety and appeal bonds,

in each case solely with respect to obligations of the Company or any of its Restricted Subsidiaries, shall not be considered Investments.

          "ISSUE DATE" means the date hereof, the date of initial issuance of the Notes.

          "JOINT VENTURE" means any joint venture between the Company or any Restricted Subsidiary and any other Person, whether or not such joint venture is a Subsidiary of the Company or any Restricted Subsidiary.

          "JUNIOR INTERCREDITOR AGREEMENT" has the meaning set forth in the definition of Security Documents.

          "JUNIOR SECURITY AGREEMENT" has the meaning set forth in the definition of Security Documents.

          "JUNIOR SECURITY DOCUMENTS" means the Junior Intercreditor Agreement and the Junior Security Agreement, in each case, as defined below.

          "LEGAL DEFEASANCE" has the meaning set forth in Section 9.02.

          "LEGAL HOLIDAY" has the meaning set forth in Section 12.07.

          "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, and any lease in the nature thereof), or the assignment or conveyance of any right to receive income therefrom.

          "LIQUIDATED DAMAGES" has the meaning assigned to such term in EXHIBIT
A.

          "MATURITY DATE" when used with respect to any Note, means the date on which the principal amount of such Note becomes due and payable as therein or herein provided.

          "MOODY'S" means Moody's Investors Service, Inc. and its successors.

          "NET INCOME" means, with respect to any Person, the net income (loss) of such Person, determined, in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however,

     (i) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with

                    (a) any Asset Sale or any disposition pursuant to a Sale and Lease-Back Transaction or

                    (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

     (ii) any extraordinary gain or loss, together with any related provision for on such extraordinary gain or loss.

          "NET PROCEEDS" means the aggregate cash proceeds (excluding any proceeds deemed to be "cash" pursuant to Section 4.12 received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (i) the direct out-of-pocket costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions) and any relocation expenses incurred as a result thereof, (b) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under the Credit Facility) secured by a Lien on any asset sold in such Asset Sale, or which must by the terms of such Lien or by applicable law be repaid out of the proceeds of such Asset Sale, (iv) all payments made with respect to liabilities directly associated with the assets which are the subject of the Asset Sale, including, without limitation, trade payables and other accrued liabilities, and
(v) any reserves for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and any reserve for future liabilities established in accordance with GAAP; PROVIDED that the reversal of any such reserve that reduced Net Proceeds when issued shall be deemed a receipt of Net Proceeds in the amount of such proceeds on such day.

          "NON-U.S. PERSON" means a Person who is not a U.S. person, as defined in Regulation S.

          "NOTES" means the 11.25% Senior Secured Notes Due 2009 issued by the Company, including, without limitation, the Exchange Securities, treated as a single class of securities, as amended from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

          "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness and in all cases whether direct or indirect, absolute or contingent, now outstanding or hereafter created, assumed or incurred and including, without limitation, interest accruing subsequent to the filing of a petition in bankruptcy or the commencement of any insolvency, reorganization or similar proceedings at the rate provided in the relevant documentation, whether or not an allowed claim, and any obligation to redeem or defease any of the foregoing.

          "OFFERING MEMORANDUM" means the offering memorandum dated July 2, 2002 relating to the offering of Units issued on the Issue Date.

          "OFFICERS" means any of the following: Chairman, President, Chief Executive Officer, Treasurer, Chief Financial Officer, Secretary, Controller or any Senior Vice President.

          "OFFICERS' CERTIFICATE" means a certificate signed by two Officers.

          "OPINION OF COUNSEL" means a written opinion from legal counsel (who may be counsel to the Company or the Subsidiary Guarantors) stating the matters required by Section 12.05 and delivered to the Trustee.

          "PARI PASSU INDEBTEDNESS" means any Indebtedness of the Company or a Subsidiary Guarantor that is not subordinated to the Notes or such Subsidiary Guarantor's Subsidiary Guarantee, as the case may be.

          "PAYING AGENT" has the meaning set forth in Section 2.04.

          "PAYMENT DEFAULT" means, with respect to any Indebtedness, a failure to pay principal of such Indebtedness at its Stated Maturity after giving effect to any applicable grace period provided in the instrument(s) governing such Indebtedness.

          "PERMITTED BUSINESS" means the business of manufacturing, selling, and providing research and development services and support for, pharmaceuticals and chemical-based materials and any business reasonably related, incidental, complementary or ancillary thereto.

          "PERMITTED INVESTMENTS" means:

          (a) any Investment in the Company or in a Restricted Subsidiary of the Company that is engaged in a Permitted Business;

          (b)  any Investment in Cash Equivalents;

          (c) any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment: (i) such Person becomes a Restricted Subsidiary of the Company engaged in a Permitted Business or
     (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company engaged in a Permitted Business;

          (d) any non-cash consideration received as consideration in an Asset Sale that was made pursuant to and in compliance with the provisions described in Section 4.12;

          (e) any acquisition of assets or Capital Stock solely in exchange for, or out of the net cash proceeds of a substantially concurrent issuance of, Capital Stock (other than Disqualified Stock) of the Company;

          (f) Hedging Obligations entered into in the ordinary course of business and otherwise permitted under this Indenture;

          (g) any Investment received by the Company or any Restricted Subsidiary as consideration for the settlement of any litigation, arbitration or claim in bankruptcy or in partial or full satisfaction of accounts receivable owed by a financially troubled Person to the extent reasonably necessary in order to prevent or limit any loss by the Company or any of its Restricted Subsidiaries in connection with such accounts receivable;

          (h) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (i) loans and advances to directors, employees and officers of the Company and its Restricted Subsidiaries for bona fide business purposes or to purchase Capital Stock of the Company not in excess of $10 million at any one time outstanding;

          (j) advances to customers of the Company and its Subsidiaries that are made in the ordinary course of business and are consistent with past practice in an aggregate amount not to exceed at any time outstanding $5 million; and

          (k) Investments in an aggregate amount, taken together with all other Investments made in reliance on this clause (k), not to exceed at any time outstanding $25 million (after giving effect to any reductions in the aggregate amount of such Investments as a result of the disposition thereof, including through liquidation, repayment or other reduction, including by way of dividend or distribution, for cash, the aggregate amount of such reductions not to exceed the aggregate amount of such Investments outstanding and previously made pursuant to this clause (k)).

          "PERMITTED LIENS" means:

          (1)  Liens in favor of the Company or any Subsidiary Guarantor;

          (2)  Liens securing the Notes and the Subsidiary Guarantees;

          (3) Liens on property of a Person existing at the time it becomes a Subsidiary or at the time it is merged into or consolidated with the Company or a Subsidiary; PROVIDED that such Liens were in existence prior to the contemplation of such merger, consolidation or acquisition and do not extend to any assets of the Company or its Restricted Subsidiaries other than those of the Person merged into or consolidated with the Company or that becomes a Restricted Subsidiary of the Company;

          (4) Liens on property (together with general intangibles and proceeds related to such property) existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; PROVIDED that such Liens were in existence prior to the contemplation of such acquisition;

          (5) Liens (including the interest of a lessor under a capital lease) on any asset (together with general intangibles and proceeds related to such property) existing at the time of acquisition thereof or incurred within 180 days following the time of acquisition or completion of construction thereof, whichever is later, to secure or provide for the payment of all or any part of the purchase price (or construction price) thereof (including obligations of the lessee under any such capital lease);

          (6) Liens imposed by law, such as laborers', other employees', vendors', materialmen's, carriers', warehousemen's and mechanics' Liens on the property of the Company or any Restricted Subsidiary, including Liens arising out of letters of credit issued to secure the Company's obligations thereunder;

          (7) easements, building restrictions, rights-of-ways, irregularities of title and such other encumbrances or charges not interfering in any material respect with the ordinary conduct of business of the Company or any of its Restricted Subsidiaries;

          (8) leases, subleases or licenses by the Company or any of its Restricted Subsidiaries as lessor, sublessor or licensor in the ordinary course of business and otherwise permitted by this Indenture;

          (9) Liens securing reimbursement obligations with respect to commercial letters of credit obtained in the ordinary course of business which encumber documents and other property or assets relating to such letters of credit and products and proceeds thereof;

          (10) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of nondelinquent customs duties in connection with the importation of goods;

          (11) Liens encumbering customary initial deposits and margin deposits, netting provisions and setoff rights, in each case securing Indebtedness under Hedging Obligations that are permitted to be incurred under clause (vi) of Section 4.09;

          (12) Liens incurred in the ordinary course of business to secure nondelinquent obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or its Restricted Subsidiaries, including Liens securing letters of credit issued to secure the Company's obligations thereunder, or any tender, bid, performance, government contract, surety or appeal bonds or other obligations of a like nature for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made;

          (13) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business in accordance with industry practice;

          (14) Liens arising by reason of deposits necessary to qualify the Company or any Restricted Subsidiary to conduct business, maintain self-insurance or comply with any law;

          (15) Liens upon any Principal Property to the extent such Liens are or would have been permitted by the provisions of the Existing Notes Indenture (as such Existing Notes Indenture is in effect on the Issue Date) without equally and ratably securing any other Indebtedness of the Company;

          (16) Liens securing, or permitted by, the Bank Obligations on any tangible or intangible asset or property of the Company or any Restricted Subsidiary other than Principal Property, whether such asset or property is real, personal or mixed, to the extent such Liens are or would have been permitted by the provisions of the Existing Notes Indenture (as such Existing Notes Indenture is in effect on the Issue Date) without equally and ratably securing any other Indebtedness of the Company; PROVIDED that any such Lien on such asset or property shall also be granted for the benefit of the Holders of the Notes and the Subsidiary Guarantees and such Lien shall be inferior only to Liens securing the Bank Obligations and any intercreditor agreement or other agreement pertaining to relative rights in such Collateral shall not be any less favorable than the Junior Intercreditor Agreement as in effect at such time or as last in effect; PROVIDED, FURTHER, that notwithstanding the immediately preceding proviso, the Credit Facility shall be allowed to be secured by Liens on assets or property of Foreign Subsidiaries that secure the Credit Facility on the Assumption Date without securing the Notes and the Subsidiary Guarantees;

          (17) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings, prejudgment Liens that are being contested in good faith by appropriate proceedings and Liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary at the time shall be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review; PROVIDED that in each case any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

          (18) Liens securing assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets;

          (19) Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of (A) defeasing Indebtedness of the Company or any of its Restricted Subsidiaries having an aggregate principal amount at any one time outstanding of no more than $20 million (so long as such defeasance and related repayment of Indebtedness is in compliance with
     Section 4.10) or (B) defeasing Indebtedness ranking PARI PASSU with the Notes; PROVIDED that the Notes are defeased concurrently with such Indebtedness;

          (20) customary Liens for the fees, costs and expenses of trustees and escrow agents pursuant to any indenture, escrow agreement or similar agreement establishing a trust or escrow arrangement, and Liens pursuant to merger agreements, stock purchase agreements, asset sale agreements, option agreements and similar agreements in respect of the disposition of property or assets of the Company or any Restricted Subsidiary on the property to be disposed of, to the extent such dispositions are permitted by this Indenture;

          (21) Liens on assets (other than Principal Property) of the Company or any Restricted Subsidiary arising as a result of a Sale and Lease-Back Transaction with respect to such assets; PROVIDED that the proceeds from such Sale and Lease-Back Transaction are applied to the repayment of Indebtedness or acquisition of Additional Assets or the making of capital expenditures pursuant to Section 4.12;

          (22) Liens existing on the Issue Date, other than Liens securing Indebtedness under the Bank Obligations;

          (23) the interest of a lessor or licensor under an operating lease or license under which the Company or any of its Restricted Subsidiaries is lessee, sublessee or licensee, including protective financing statement filings;

          (24) any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), as a whole or in part, of any of the Liens described in clauses (1) through (23) of this definition; PROVIDED that such extension, renewal or replacement Lien shall be limited to the same property or assets that secured the Lien being so extended, renewed or replaced;

          (25) other Liens on assets of the Company or any Restricted Subsidiary of the Company securing Indebtedness or other obligations to be outstanding having an aggregate principal amount at any one time outstanding not to exceed $10 million;

          (26) licenses or leases by the Company or any of its Restricted Subsidiaries as licensor or lessor in the ordinary course of business and otherwise permitted by this Indenture for patents, copyrights, trademarks, trade names and other intellectual property; and

          (27) netting provisions and setoff rights in favor of counterparties to agreements creating Hedging Obligations.

          "PERMITTED REFINANCING" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used solely to extend, refinance, renew, replace, defease or refund, other Indebtedness of the Company or any of its Restricted Subsidiaries; PROVIDED that:

     (i) the principal amount (or liquidation preference in the case of Preferred Stock) of such Permitted Refinancing (or if such Permitted Refinancing is issued at a discount, the initial issuance price of such Permitted Refinancing) does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of any premiums paid and reasonable expenses incurred in connection therewith);

     (ii) such Permitted Refinancing has a Stated Maturity date later than the Stated Maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

     (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated by its terms in right of payment to the Notes or the Subsidiary Guarantees, such Permitted Refinancing has a Stated Maturity date later than the Stated Maturity date of, and is subordinated by its terms in right of payment to, the Notes on subordination terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

     (iv) such Indebtedness is incurred by the Company or a Subsidiary Guarantor if the Company or a Subsidiary Guarantor is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

     (v) such Indebtedness is incurred by the Company or a Restricted Subsidiary if a Restricted Subsidiary that is not a Subsidiary Guarantor is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

          Notwithstanding the foregoing, Solutia shall be allowed to modify, amend or replace its Obligations under the Astaris Support Agreement; PROVIDED that the terms of any such modification, amendment or replacement do not materially increase Solutia's or any Restricted Subsidiary's obligations thereunder and such terms (including as to tenor) are not more onerous from a financial perspective, taken as a whole, to Solutia and its Restricted Subsidiaries.

          "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or other entity of any kind.

          "PHYSICAL NOTES" means certificated Notes in registered form in substantially the form set forth in EXHIBIT A.

          "PREFERRED STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of preferred or preference stock of such Person which is outstanding or issued on or after the date of this Indenture.

          "PRINCIPAL" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

          "PRINCIPAL PROPERTY" means any building, structure or other facility used primarily for manufacturing and located in the United States (excluding its territories and possessions, but including Puerto Rico), the gross book value of which on the date as of which the determination is being made is an amount which exceeds 3% of Consolidated Net Tangible Assets, other than any such building, structure or other facility or any portion thereof (i) which is financed by Industrial Development Bonds or (ii) which, in the opinion of the Board of Directors of the Company, is not of material importance to the total business conducted by the Company and its Restricted Subsidiaries taken as a whole.

          "PRIVATE PLACEMENT LEGEND" means the legend initially set forth on the Rule 144A Notes and Other Notes that are Restricted Notes in the form set forth in EXHIBIT B.

          "PUBLIC EQUITY OFFERING" means any underwritten public offering of common stock of Solutia generating gross proceeds to Solutia of at least $50 million.

          "PURCHASE AGREEMENT" means the purchase agreement, dated as of July 2, 2002 among SOI Funding, Solutia, the Subsidiary Guarantors and the Initial Purchasers.

          "PURCHASE MONEY OBLIGATIONS" means Indebtedness of the Company or a Subsidiary Guarantor incurred in the ordinary course of business for the purpose of financing all or any part of the purchase price or cost of installation, construction or improvement of an asset; PROVIDED, HOWEVER, that (1) the amount of such Indebtedness shall not exceed such purchase price or cost, (2) such Indebtedness shall not be secured by any asset other than the asset being financed, or in the case of real property or fixtures, the real property or fixtures to which such asset is attached and (3) such Indebtedness shall be incurred within 180 days after the acquisition of such asset by the Company or such Subsidiary Guarantor, or such installation, construction or improvement.

          "QUALIFIED CAPITAL STOCK" shall mean all Capital Stock of a Person other than Disqualified Stock of such Person.

          "QUALIFIED INSTITUTIONAL BUYER" or "QIB" shall have the meaning specified in Rule 144A promulgated under the Securities Act.

          "REDEMPTION DATE" when used with respect to any Note to be redeemed pursuant to paragraph 5 of the Notes means the date fixed for such redemption pursuant to the terms of the Notes.

          "REGISTRAR" has the meaning set forth in Section 2.04.

          "REGISTRATION RIGHTS AGREEMENT" means the registration rights agreement dated as of the Issue Date among Solutia, the Subsidiary Guarantors named therein and the Initial Purchasers.

          "REGULATION S" means Regulation S promulgated under the Securities
Act.

          "REGULATION S GLOBAL NOTE" has the meaning set forth in Section 2.16.

          "REGULATION S NOTES" has the meaning set forth in Section 2.02.

          "RESPONSIBLE OFFICER" shall mean, when used with respect to the Trustee, any officer in the Corporate Trust Department of the Trustee including any vice president, assistant vice president or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, and to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          "RESTRICTED GLOBAL NOTE" has the meaning set forth in Section 2.16.

          "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

          "RESTRICTED NOTE" has the same meaning as "Restricted Security" set forth in Rule 144(a)(3) promulgated under the Securities Act; PROVIDED that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Note.

          "RESTRICTED SUBSIDIARY" of the Company means (a) prior to the first time that the Notes are rated Investment Grade, any Subsidiary of the Company that is not an Unrestricted Subsidiary and (b) from and after the first time that the Notes are rated Investment Grade, any Subsidiary of the Company (whether or not the Company has previously designated such Subsidiary as an Unrestricted Subsidiary) (1) more than 50% of whose net sales and operating revenues during the preceding four calendar quarters were derived in, or more than 50% of whose operating properties are located in, the United States (excluding its territories and possessions, but including Puerto Rico) or (2) more than 50% of whose assets consist of securities of other Restricted Subsidiaries or (3) which owns a Principal Property, except that certain export sales, banking, insurance, finance, real estate, construction and unconsolidated Subsidiaries do not constitute Restricted Subsidiaries so long as they shall not own any Principal Property. Unless the context otherwise requires, each reference to a "Restricted Subsidiary" shall refer to a Subsidiary of the Company.

          "RULE 144" means Rule 144 promulgated under the Securities Act.

          "RULE 144A" means Rule 144A promulgated under the Securities Act.

          "RULE 144A NOTES" has the meaning set forth in Section 2.02.

          "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

          "SEC" means the U.S. Securities and Exchange Commission

          "SALE AND LEASE-BACK TRANSACTION" means any arrangement with any Person (other than the Company or a Subsidiary), or to which any such Person is a party, providing for the leasing, pursuant to a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP, to the Company or a Restricted Subsidiary of any property or asset which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person (other than the Company or a Subsidiary) to which funds have been or are to be advanced by such Person.

          "SECURITIES ACCOUNT CONTROL AGREEMENT" means the securities account control agreement dated July 9, 2002 among SOI Funding, the Securities Intermediary and the Trustee.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

          "SECURITIES INTERMEDIARY" means Citibank, N.A.

          "SECURITY DOCUMENTS" means (1) prior to the Assumption Date, the Escrow Agreement and the Securities Account Control Agreement and (2) from and after the Solutia Assumption (i) the Intercreditor and Collateral Trust Agreement to be dated as of the date of the Solutia Assumption by and among Solutia, CPFilms Inc, a Delaware corporation ("CPF"), Citibank, N.A., as administrative agent under the Solutia Credit Agreement referred to therein, Bank of America, N.A., as administrative agent under the Astaris Credit Agreement referred to therein, Citibank, N.A., as agent under the Co-gen Participation Agreement referred to therein, Citibank, N.A., as collateral agent under the Non-Sharing Intercreditor Agreement referred to therein, and HSBC Bank USA, as collateral trustee (the "COLLATERAL TRUSTEE"), (the "SHARING INTERCREDITOR AGREEMENT"), (ii) the Security Agreement dated as of the date of the Solutia Assumption between the Company, CPF and the Collateral Trustee (the "SHARING SECURITY AGREEMENT"); (iii) the Sharing Mortgages (as defined in the Sharing Intercreditor Agreement), and any modifications or confirmations thereto: Decatur, Alabama; Pensacola, Florida; Indian Orchard, Massachusetts; Trenton, Michigan; Greenwood, South Carolina; Alvin, Texas; and Martinsville, Virginia; (iv) the Junior Intercreditor Agreement substantially in the form of EXHIBIT G dated as of the Assumption Date (the "JUNIOR INTERCREDITOR AGREEMENT") among Solutia, the Subsidiary Guarantors, Citibank, N.A. and the Trustee; and
(vii) the Junior Security Agreement dated as of the Assumption Date substantially in the form of EXHIBIT H (the "JUNIOR SECURITY AGREEMENT") among Soluta Inc., the Subsidiary Guarantors, Citibank, N.A. and the Trustee, and all other mortgages, deeds of trust, pledge agreements, collateral assignments, security agreements, fiduciary transfers, debentures, fiduciary assignments or other instruments evidencing or creating any security interests or Liens in favor of the Trustee, in each case as amended, replaced, modified, or restated from time to time in accordance with its terms and the terms of this Indenture.

          "SHARING SECURITY DOCUMENTS" means the Sharing Intercreditor Agreement, the Sharing Security Agreement and the Sharing Mortgages.

          "SIGNIFICANT SUBSIDIARY" means any Restricted Subsidiary of the Company that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as amended, as such Regulation is in effect on the Issue Date.

          "SOLUTIA" means Solutia, Inc., a Delaware corporation.

          "SOLUTIA ASSUMPTION" means the assumption by Solutia and the Subsidiary Guarantors of the obligations of SOI Funding under this Indenture and the Notes, in accordance with the terms of the Escrow Agreement.

          "SPECIAL MANDATORY REDEMPTION DATE" means the 20th day after the Deadline (or if such day is not a Business Day, the first Business Day thereafter (as evidenced in a written statement to that effect delivered to the Trustee)).

          "SPECIAL MANDATORY REDEMPTION PRICE" means (a) $206,702,624.80 (which amount is equal to 103% of the original issue amount of the Units
($200,682,160.00)) plus (b) the accrued and unpaid interest on the Notes from and including the Issue Date to but excluding the Special Mandatory Redemption Date.

          "SPECIAL REDEMPTION TRIGGER" has the meaning set forth in
Section 3.07.

          "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness (or any later date established by any amendment to such original documentation) and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

          "SUBORDINATED DEBT" means Indebtedness that is by its terms subordinated to the Notes and the Subsidiary Guarantees, as applicable.

          "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) or (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries such Person (or any combination thereof).

          "SUBSIDIARY GUARANTEE" means a guarantee of the Notes by a Subsidiary Guarantor.

          "SUBSIDIARY GUARANTOR" means any Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture, in each case, until the Subsidiary Guarantee of such Person is released in accordance with the provisions of this Indenture.

          "SURVIVING PERSON" has the meaning set forth in Section 5.01.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in
Section 8.03).

          "TRUSTEE" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

          "UNITS" means the 223,000 units issued on the Issue Date pursuant to the Offering Memorandum comprising $223 million aggregate principal amount of Notes and 223,000 warrants to purchase an aggregate of 5,533,522 shares of common stock of Solutia, par value $.01 per share.

          "UNRESTRICTED SUBSIDIARY" means (i) each of Solutia Chemical Co., Ltd., Suzhou, Solutia Hellas EPE, Solutia Management Company, Inc., Solutia Netherlands Holding B.V., Solutia Netherlands International B.V., Solutia Kimyasak pazarlama ve Ticaret Limited Sirketi, Solutia Therminal Co., Ltd., Suzhou, Solutia UK Capital Limited, Solutia GOM India Coatings Materials Private Limited, Vianova Resins, Inc., Vianova Resins N.V./S.A., Vianova Resins Canada Inc., Vianova Resins, Resinas Quimicas Limitada, Viking Finance III B.V., Viking Resins Germany Holdings GmbH & Co. KG, Viking Resins Group Holding B.V. and Zweite Viking Resins Germany 2 GmbH, (ii) any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution and (iii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED that

          (a) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated or any of its Subsidiaries shall be deemed an "incurrence" of such Indebtedness and an "Investment" by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation,

          (b)  such designation would be permitted by Section 4.10, and

          (c) if applicable, the Investment and the incurrence of Indebtedness referred to in clause (a) of this proviso would be permitted by Section
     4.09 and Section 4.10.

          Any such designation by the Board of Directors pursuant to clause (i) above shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.09 and Section 4.10.

          If at any time the Company or any Restricted Subsidiary Guarantees any Indebtedness of such Unrestricted Subsidiary or makes any other Investment in such Unrestricted Subsidiary and such incurrence of Indebtedness or Investment would not be permitted by Section 4.09 and Section 4.10, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date in Section 4.09, the Company shall be in default of such Section). The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted by Section 4.09 and (ii) no Default or Event of Default would be in existence following such designation.

          "U.S. GOVERNMENT OBLIGATIONS" shall mean securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as full faith and credit obligation by the United States of America, that, in either case, are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligations held by such custodian for the account of the holder of a depository receipt; PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt for any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of interest on or principal of the U.S. Government Obligations evidenced by such depository receipt.

          "VALUE" means, with respect to a Sale and Lease-Back Transaction, the amount equal to the greater of (i) the net proceeds of the sale or transfer of the property leased pursuant to such Sale and Lease-Back Transaction or (ii) the fair value, in the opinion of the Board of Directors, of such property at the time of entering into such Sale and Lease-Back Transaction, in either case divided first by the number of full years of the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease.

          "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

     (i)       the sum of the products obtained by multiplying

                    (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

                    (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by

     (ii)      the then outstanding principal amount of such Indebtedness.

          "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means a Restricted Subsidiary of such Person all the outstanding Capital Stock of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

SECTION 1.02.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

          Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes.

          "indenture securityholder" means a Holder or Noteholder.

          "indenture to be qualified" means this Indenture.

          "obligor on this indenture securities" means the Company, the Subsidiary Guarantors or any other obligor on the Notes.

          All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Commission rule have the meanings therein assigned to them.

SECTION 1.03.  RULES OF CONSTRUCTION.

          Unless the context otherwise requires:

          (1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

          (2)  "or" is not exclusive;

          (3) words in the singular include the plural, and in the plural include the singular;

          (4) words used herein implying any gender shall apply to both genders;

          (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subsection;

          (6) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of the Company;

          (7) "$," "U.S. Dollars" and "United States Dollars" each refer to United States dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts; and

          (8) whenever in this Indenture there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Liquidated Damages to the extent that, in such context, Liquidated Damages are, were or would be payable in respect thereof.

                                   ARTICLE TWO

                                 THE SECURITIES

SECTION 2.01.  AMOUNT OF NOTES.

          The Trustee shall initially authenticate Notes for original issue on the Issue Date in an aggregate principal amount of $223 million upon a written order of the Company in

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                                      -32-

the form of an Officers' Certificate of the Company (other than as provided in Section 2.08). The Trustee shall authenticate additional Notes ("ADDITIONAL NOTES") thereafter in unlimited amount (so long as permitted by the terms of this Indenture, including, without limitation, Section 4.09) for original issue upon a written order of the Company in the form of an Officers' Certificate in aggregate principal amount as specified in such order (other than as provided in Section 2.08). Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated.

SECTION 2.02.  FORM AND DATING.

          The Notes and the Trustee's certificate of authentication with respect thereto shall be substantially in the form set forth in EXHIBIT A, which is incorporated in and forms a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rule or usage to which the Company is subject. Without limiting the generality of the foregoing, Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A ("RULE 144A NOTES") shall bear the legend and include the form of assignment set forth in EXHIBIT B, Notes offered and sold in offshore transactions in reliance on Regulation S ("REGULATION S NOTES") shall bear the legend and include the form of assignment set forth in EXHIBIT C. Each Note shall be dated the date of its authentication.

          The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby.

          The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

SECTION 2.03.  EXECUTION AND AUTHENTICATION.

          The Notes shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents. The signature of any of these officers on the Notes may be manual or facsimile.

          If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

          No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such

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                                      -33-

Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company. Each Paying Agent is designated as an authenticating agent for purposes of this Indenture.

          The Notes shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

SECTION 2.04.  REGISTRAR AND PAYING AGENT.

          The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "REGISTRAR"), and an office or agency where Notes may be presented for payment (the "PAYING AGENT") and an office or agency where notices and demands to or upon the Company, if any, in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. Neither the Company nor any Affiliate thereof may act as Paying Agent.

          The Company shall enter into an appropriate agency agreement, which shall incorporate the provisions of the TIA, with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with
Section 7.07.

          The Company initially appoints the Trustee as Registrar, Paying Agent and Agent for service of notices and demands in connection with the Notes and this Indenture.

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                                      -34-

SECTION 2.05.  PAYING AGENT TO HOLD MONEY IN TRUST.

          Each Paying Agent shall hold in trust for the benefit of the Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes or the Subsidiary Guarantors), and the Company and the Paying Agent shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(1) or (2), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06.  NOTEHOLDER LISTS.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Noteholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Noteholders.

SECTION 2.07.  TRANSFER AND EXCHANGE.

          Subject to Sections 2.16 and 2.17, when Notes are presented to the Registrar with a request from the Holder of such Notes to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer as requested. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall issue and execute and the Trustee shall authenticate new Notes (and the Subsidiary Guarantors shall execute the guarantee thereon) evidencing such transfer or exchange at the Registrar's request. No service charge shall be made to the Noteholder for any registration of transfer or exchange. The Company may require from the Noteholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, 3.06, 4.08, 4.12 or 8.05 (in which events the Company shall be responsible

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                                      -35-

for the payment of such taxes). The Registrar shall not be required to exchange or register a transfer of any Note for a period of 15 days immediately preceding the mailing of notice of redemption of Notes to be redeemed or of any Note selected, called or being called for redemption except the unredeemed portion of any Note being redeemed in part.

          Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.

          Except as expressly provided herein, neither the Trustee nor the Registrar shall have any duty to monitor the Company's compliance with or have any responsibility with respect to the Company's compliance with any Federal or state securities laws.

SECTION 2.08.  REPLACEMENT NOTES.

          If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note (and the Subsidiary Guarantors shall execute the guarantee thereon) if the Holder of such Note furnishes to the Company and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. If required by the Trustee or the Company, an indemnity bond shall be posted, sufficient in the judgment of all to protect the Company, the Subsidiary Guarantors, the Trustee or any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Company may charge such Holder for the Company' reasonable out-of-pocket expenses in replacing such Note and the Trustee may charge the Company for the Trustee's expenses (including, without limitation, attorneys' fees and disbursements) in replacing such Note. Every replacement Note shall constitute a contractual obligation of the Company.

SECTION 2.09.  OUTSTANDING NOTES.

          The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those canceled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 9.01 and 9.02, on or after the date on which the conditions set forth in Section 9.01 or 9.02 have been satisfied, those Notes theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.09 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note.

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                                      -36-

          If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Company.

          If the Paying Agent holds, in its capacity as such, on any Maturity Date, money sufficient to pay all accrued interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10.  TREASURY NOTES.

          In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Company or any other Affiliate of the Company shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which a Responsible Officer of the Trustee has actually received an Officers' Certificate stating that such Notes are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee's right so to act with respect to the Notes and that the pledgee is not an Issuer, a Subsidiary Guarantor, any other obligor on the Notes or any of their respective Affiliates.

SECTION 2.11.  TEMPORARY NOTES.

          Until definitive Notes are prepared and ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

SECTION 2.12.  CANCELLATION.

          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall (subject to the record-retention requirements of the Exchange Act) dispose of such canceled

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                                      -37-

Notes in its customary manner. The Company may not reissue or resell, or issue new Notes to replace, Notes that the Company has redeemed or paid, or that have been delivered to the Trustee for cancellation.

SECTION 2.13.  DEFAULTED INTEREST.

          If the Company defaults on a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Noteholders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Company shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 10 days before such special record date, the Company shall mail to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

SECTION 2.14.  CUSIP NUMBER.

          The Company in issuing the Notes may use a "CUSIP" number, and if so, such CUSIP number shall be included in notices of redemption or exchange as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any such CUSIP number used by the Company in connection with the issuance of the Notes and of any change in the CUSIP number.

SECTION 2.15.  DEPOSIT OF MONEYS.

          Prior to 10:00 a.m., New York City time, on each Interest Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Notes represented thereby. The principal and interest on Physical Notes shall be payable, either in person or by mail, at the office of the Paying Agent.

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                                      -38-

SECTION 2.16.  BOOK-ENTRY PROVISIONS FOR GLOBAL NOTES.

          (a) Rule 144A Notes shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the "RESTRICTED GLOBAL NOTE"). Regulation S Notes initially shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the "REGULATION S GLOBAL NOTE," and, together with the Restricted Global Note and any other global notes representing Notes, the "GLOBAL NOTES"). The Global Notes shall bear legends as set forth in EXHIBIT D. The Global Notes initially shall
(i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member (or, in the case of the Regulation S Global Notes, of Euroclear System ("EUROCLEAR") and Clearstream Banking Luxembourg ("CLEARSTREAM")), (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in EXHIBIT B with respect to Restricted Global Notes and EXHIBIT C with respect to Regulation S Global Notes.

          Members of, or direct or indirect participants in, the Depository ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

          (b) Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.17. In addition, a Global Note shall be exchangeable for Physical Notes if (i) the Depository (x) notifies the Company that it is unwilling or unable to continue as depository for such Global Note and the Company thereupon fails to appoint a successor depository or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of such Physical Notes or (iii) there shall have occurred and be continuing an Event of Default with respect to the Notes. In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository (in accordance with its customary procedures).

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                                      -39-

          (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall upon receipt of a written order from the Company authenticate and make available for delivery, one or more Physical Notes of like tenor and amount.

          (d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

          (e) Any Physical Note constituting a Restricted Note delivered in exchange for an interest in a Global Note pursuant to paragraph (b), (c) or (d) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.17, bear the Private Placement Legend or, in the case of the Regulation S Global Note, the legend set forth in EXHIBIT C, in each case, unless the Company determine otherwise in compliance with applicable law.

          (f) On or prior to the 40th day after the later of the commencement of the offering of the Notes represented by the Regulation S Global Note and the issue date of such Notes (such period through and including such 40th day, the "RESTRICTED PERIOD"), a beneficial interest in a Regulation S Global Note may be transferred to a Person who takes delivery in the form of an interest in the corresponding Restricted Global Note only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made (i)(a) to a Person that the transferor reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A or (b) pursuant to another exemption from the registration requirements under the Securities Act which is accompanied by an Opinion of Counsel regarding the availability of such exemption and (ii) in accordance with all applicable securities laws of any state of the United States or any other jurisdiction.

          (g) Beneficial interests in the Restricted Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Clearstream.

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                                      -40-

          (h) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

          (i) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.17.  SPECIAL TRANSFER PROVISIONS.

          (a) TRANSFERS TO QIBS. The following provisions shall apply with respect to the registration or any proposed registration of transfer of a Note constituting a Restricted Note to a QIB (excluding transfers to Non-U.S. Persons):

          (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on such Holder's Note stating, or to a transferee who has advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

          (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

          (b) PRIVATE PLACEMENT LEGEND. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver

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                                      -41-

Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officers' Certificate from the Company to such effect.

          (c) GENERAL. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

          The Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to Section
2.16 or this Section 2.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

SECTION 2.18.  COMPUTATION OF INTEREST.

          Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months and actual days elapsed.

                                  ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.  ELECTION TO REDEEM; NOTICES TO TRUSTEE.

          If the Company elects to redeem Notes pursuant to paragraph 5 of the Notes, at least 35 days prior to the Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee) but not more than 65 days before the Redemption Date, the Company shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the redemption price, and deliver to the Trustee an Officers' Certificate stating that such redemption will comply with the conditions contained in paragraph 5 of the Notes. Notice given to the Trustee pursuant to this Section 3.01 may not be revoked after the time that notice is given to Noteholders pursuant to Section 3.03.

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                                      -42-

SECTION 3.02.  SELECTION BY TRUSTEE OF NOTES TO BE REDEEMED.

          The Trustee shall select the Notes to be redeemed, if the Notes are listed on a national securities exchange, in accordance with the rules of such exchange or, if the Notes are not so listed, either on a PRO RATA basis or by lot, or such other method as the Trustee shall deem fair and appropriate; PROVIDED that, in the case of a redemption pursuant to paragraph 5(a) of the Notes, the Trustee shall select the Notes only on a PRO RATA basis or on as nearly a PRO RATA basis as is practicable (subject to procedures of the Depository). The Trustee shall promptly notify the Company of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. The Trustee may select for redemption portions of the principal of the Notes that have denominations larger than $1,000. Notes and portions thereof the Trustee selects shall be redeemed in amounts of $1,000 or whole multiples of $1,000. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.  NOTICE OF REDEMPTION.

          At least 30 days, and no more than 60 days, before a Redemption Date, the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Notes to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.04.

          The notice shall identify the Notes to be redeemed (including the CUSIP numbers thereof) and shall state:

          (1)  the Redemption Date;

          (2) the redemption price and the amount of premium and accrued interest to be paid;

          (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

          (4)  the name and address of the Paying Agent;

          (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

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                                      -43-

          (6) that unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

          (7) that paragraph 5 of the Notes is the provision of the Notes pursuant to which the redemption is occurring; and

          (8) the aggregate principal amount of Notes that are being redeemed.

          At the Company's written request made at least five Business Days prior to the date on which notice is to be given, the Trustee shall give the notice of redemption in the Company's name and at the Company's sole expense.

SECTION 3.04.  EFFECT OF NOTICE OF REDEMPTION.

          Once the notice of redemption described in Section 3.03 is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price, including any premium, plus interest accrued to the Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, including any premium, plus interest accrued to the Redemption Date; PROVIDED that if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date; and PROVIDED, FURTHER, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

SECTION 3.05.  DEPOSIT OF REDEMPTION PRICE.

          On or prior to 10:00 A.M., New York City time, on each Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of, including premium, if any, and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

          On and after any Redemption Date, if money sufficient to pay the redemption price of, including premium, if any, and accrued interest on Notes called for redemption shall have been made available in accordance with the immediately preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the redemption price of and, subject to the first proviso in
Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date. If any Note surrendered for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest

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                                      -44-

not paid on such unpaid principal, each case at the rate and in the manner provided in the Notes.

SECTION 3.06.  NOTES REDEEMED IN PART.

          Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for the Holder thereof a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07. SPECIAL MANDATORY REDEMPTION; NOTICES TO TRUSTEE AND SECURITIES INTERMEDIARY.

          If the Solutia Assumption has not occurred on or before the Deadline (the "SPECIAL REDEMPTION TRIGGER"), the Company will promptly notify the Trustee thereof and deliver to the Trustee an Officers' Certificate stating that such redemption will comply with the conditions contained in paragraph 6 of the Notes and setting forth the Special Mandatory Redemption Price applicable to such Special Mandatory Redemption. Simultaneously with the giving of such notice by the Company to the Trustee, the Company shall notify the Securities Intermediary thereof pursuant to Section 3(a) of the Escrow Agreement.

SECTION 3.08.  NOTICE OF SPECIAL MANDATORY REDEMPTION TO HOLDERS.

          Upon the occurrence of the Special Redemption Trigger, notice of the Special Mandatory Redemption will be promptly mailed by first class mail by the Company to each Holder of Notes at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.04 and to the Trustee and the Securities Intermediary.

          The notice shall state that all the Notes will be redeemed (including the CUSIP numbers thereof) and shall state:

          (1)  the Special Mandatory Redemption Date;

          (2)  the Special Mandatory Redemption Price;

          (3)  the name and address of the Paying Agent;

          (4) that Notes must be surrendered to the Paying Agent to collect the redemption price;

          (5) that unless the Company defaults in making the redemption payment, interest on the Notes ceases to accrue on and after the Special Mandatory Redemption Date; and

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                                      -45-

          (6) that paragraph 6 of the Notes is the provision pursuant to which the Notes are being redeemed.

SECTION 3.09.  EFFECT OF NOTICE OF SPECIAL MANDATORY REDEMPTION.

          Once the notice of redemption described in Section 3.08 is mailed, the Notes will become due and payable on the Special Mandatory Redemption Date at the Special Mandatory Redemption Price. Upon surrender to the Paying Agent, the Notes shall be paid at the Special Mandatory Redemption Price; PROVIDED that if the Special Mandatory Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Special Mandatory Redemption Date to such succeeding Business Day.

SECTION 3.10.  DEPOSIT OF SPECIAL MANDATORY REDEMPTION PRICE.

          On or prior to 10:00 A.M., New York City time, on the Special Mandatory Redemption Date, the Company shall direct the Securities Intermediary, pursuant to Section 3(a) of the Escrow Agreement, to deposit with the Paying Agent the applicable Special Mandatory Redemption Price.

          On and after the Special Mandatory Redemption Date, if money sufficient to pay the applicable Special Mandatory Redemption Price shall have been made available in accordance with the immediately preceding paragraph, the Notes will cease to accrue interest and the only right of the Holders of the Notes will be to receive payment of the Special Mandatory Redemption Price. If any Note surrendered for redemption shall not be so paid, interest will be paid, from the Special Mandatory Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in the Notes.

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01.  PAYMENT OF NOTES.

          The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay such installment.

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                                      -46-

          The Company shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the rate specified in the Notes.

SECTION 4.02.  MAINTENANCE OF OFFICE OR AGENCY.

          (a) The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          (b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          (c) The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.04.

SECTION 4.03.  LEGAL EXISTENCE.

          Subject to Article Five, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its legal existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Restricted Subsidiary and the material rights (charter and statutory), and franchises of the Company and the Restricted Subsidiaries; PROVIDED that the Company shall not be required to preserve any such right, franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

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                                      -47-

SECTION 4.04.  MAINTENANCE OF PROPERTIES; INSURANCE; COMPLIANCE WITH LAW.

          (a) The Company shall, and shall cause each of its Restricted Subsidiaries to, at all times cause all material properties used or useful in the conduct of their respective businesses to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto; PROVIDED, HOWEVER, that nothing in this Section 4.04(a) shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the operation and maintenance of any of such material properties if such discontinuance is, in the reasonable judgment of the Company, desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole.

          (b) The Company shall maintain insurance, and cause each of its Restricted Subsidiaries to maintain insurance, with financially sound and reputable insurers, with respect to such of its properties, against such risks, casualties and contingencies and in such types and amounts as are consistent with sound business practice, it being understood that this paragraph (b) shall not prevent the use of deductible or excess loss insurance and shall not prevent
(i) the Company or any of its Subsidiaries from acting as a self-insurer or maintaining insurance with another Subsidiary or Subsidiaries of the Company so long as such action is consistent with sound business practice or (ii) the Company from obtaining and owning insurance policies covering activities of its Subsidiaries.

          (c) The Company shall, and shall cause each of its Restricted Subsidiaries to comply with all statutes, laws, ordinances or government rules and regulations to which they are subject, non-compliance with which would materially adversely affect the business, financial condition or results of operations of the Company and its Restricted Subsidiaries taken as a whole.

SECTION 4.05.  WAIVER OF STAY, EXTENSION OR USURY LAWS.

          The Company and each of the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive any of the Company and the Subsidiary Guarantors from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) each of the Company and the Subsidiary Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to

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                                      -48-

the Trustee, but will suffer permit the execution of every such power as though no such law had been enacted.

SECTION 4.06.  COMPLIANCE CERTIFICATE.

          (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate of an Officer (as enumerated by Section 314(a)(4) of the TIA) stating that the Officer has conducted or supervised a review of the activities of the Company and its Restricted Subsidiaries and the Company's and its Restricted Subsidiaries' performance under this Indenture during such fiscal year, and further stating, as to each such Officer signing such certificate, that, to the best of such Officers' knowledge, based upon such review, the Company has fulfilled all obligations under this Indenture or, if there has been a Default under this Indenture that is continuing, a description of the event and what action the Company and the Subsidiary Guarantors are taking or propose to take with respect thereto.

          (b) The Company will deliver to the Trustee, within 30 days after the occurrence thereof, a certificate of an Officer detailing any continuing Default of which such Officer is aware, its status and what action the Company is taking or proposes to take with respect to such Default.

          (c) The Company will provide written notice to the Trustee of any change in its fiscal year.

          (d) Solutia shall promptly notify the Trustee the first time the Notes are rated Investment Grade; PROVIDED, HOWEVER, that the failure to deliver such notice shall in no event be deemed a Default or an Event of Default.

SECTION 4.07.  TAXES.

          The Company shall, and shall cause each of its Restricted Subsidiaries to, pay prior to delinquency all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings, PROVIDED HOWEVER that the Company and its Restricted Subsidiaries shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment or governmental levies whose amount, applicability or validity is being contested in good faith by appropriate proceedings or which is not of material importance to the business, operations, financial conditions or results of operations of the Company and its Subsidiaries, taken as a whole.

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                                      -49-

SECTION 4.08.  REPURCHASE AT THE OPTION OF HOLDERS UPON CHANGE OF CONTROL.

          (a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "CHANGE OF CONTROL OFFER") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase (the "CHANGE OF CONTROL PAYMENT") on a date that is not more than 90 days after the occurrence of such Change of Control (the "CHANGE OF CONTROL PAYMENT DATE"). Within 30 days following any Change of Control, the Company will mail, or at the Company's request the Trustee will mail, a notice to each Holder offering to repurchase the Notes held by such Holder pursuant to the procedures specified in such notice.

          (b) Within 30 days following the date on which a Change of Control occurs, the Company shall send (or request in writing that the Trustee send), by first-class mail, postage prepaid, a notice to each Holder of Notes at its last registered address and, if given by the Company, the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

     (1)  that the Change of Control Offer is being made pursuant to this
          Section 4.08 and that all Notes validly tendered and not withdrawn will be accepted for payment;

     (2) the Change of Control Payment and the Change of Control Payment Date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law);

     (3)  that any Note not tendered will continue to accrue interest;

     (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

     (5) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent and Registrar for the Notes at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

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                                      -50-

     (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Note purchased;

     (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; PROVIDED, HOWEVER, that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof; and

     (8)  the circumstances and relevant facts regarding such Change of Control.

          (c) On the Change of Control Payment Date, the Company will, to the extent lawful: (x) accept for payment all Notes or portions of Notes properly tendered in the Change of Control Offer; (y) deposit with the Paying Agent an amount equal to the Change of Control Payment for all Notes or portions of Notes tendered; and (z) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

          (d) The Paying Agent will promptly mail to each Holder of Notes tendered the Change of Control Payment for them, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. Upon the payment of the Change of Control Payment, the Trustee shall return the Notes purchased to the Company for cancellation. For purposes of this Section 4.08, the Trustee shall act as the Paying Agent.

          (e) Notwithstanding the foregoing, the Company will not be required to make a Change of Control Offer, as provided above, if, in connection with or in contemplation of any Change of Control, it or a third party has made an offer to purchase (an "ALTERNATE OFFER") any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered and not withdrawn in accordance with the terms of such Alternate Offer.

          (f) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.08, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the provisions of this Section 4.08 by virtue thereof.

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                                      -51-

SECTION 4.09. LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

          Prior to the Assumption Date, the Company will not incur any Indebtedness (including Acquired Debt) or issue any Disqualified Stock, except for the Notes.

          From and after the Assumption Date:

          (1) the Company will not, and will not permit any of its Restricted Subsidiaries to, incur any Indebtedness (including Acquired Debt);

          (2) the Company will not, and will not permit any of its Restricted Subsidiaries to, issue any Disqualified Stock (including Acquired Disqualified Stock); and

          (3) the Company will not permit any of its Restricted Subsidiaries that are not Subsidiary Guarantors to issue any shares of Preferred Stock (including Acquired Preferred Stock);

PROVIDED, HOWEVER, that the Company and the Subsidiary Guarantors may incur Indebtedness (including Acquired Debt) and the Company and the Subsidiary Guarantors may issue shares of Disqualified Stock (including Acquired Disqualified Stock) if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which financial statements have been filed with the SEC pursuant to Section 4.18 immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2 to 1, determined on a PRO FORMA basis (including a PRO FORMA application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period, with any letters of credit and bankers' acceptances being deemed to have an aggregate principal amount of Indebtedness equal to the maximum amount available thereunder.

          The immediately preceding paragraph will not apply to:

     (i) (I) the incurrence by the Company or any Subsidiary Guarantor of Indebtedness pursuant to the Credit Facility in an aggregate principal amount at any time outstanding not to exceed the lesser of (x) $800 million and (y) the aggregate amount of the Credit Facility as specified in the Assumption Documentation, less the aggregate principal amount of all mandatory repayments applied to (a) repay loans (other than revolving credit loans) outstanding thereunder or (b) permanently reduce the revolving credit commitments thereunder (and the corresponding guarantees of the Subsidiary Guarantors thereunder) and (II) the incurrence by any Foreign Subsidiary of Indebtedness pursuant to the Credit Facility in an aggregate principal amount not to exceed

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                                      -52-

     the aggregate principal amount of Indebtedness incurred by Foreign Subsidiaries under the Credit Facility on the Assumption Date; PROVIDED, HOWEVER, that if the Company or a Subsidiary Guarantor transfers any material assets to a Foreign Subsidiary that is a borrower under the Credit Facility, then, at the time of such transfer, there shall be deemed to be an incurrence of Indebtedness that is not permitted by this clause (i)(II) in the amount of Indebtedness that is outstanding under this clause (i)(II) at the time of such transfer;

     (ii) the incurrence by the Company and the Subsidiary Guarantors of Indebtedness represented by the Notes (not including any Additional Notes) and Subsidiary Guarantees thereof, including any Exchange Securities issued for the Notes issued on the Issue Date;

     (iii) the Existing Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness of the type described in clause (i), (ii), (v), (ix) or (x) of this Section 4.09);

     (iv) the incurrence by the Company or any of its Restricted Subsidiaries of any Permitted Refinancing in exchange for, or the Net Proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted to be incurred under (A) the Fixed Charge Coverage Ratio test set forth above or (B) clauses (ii) and (iii) above, clause (xi) below or this clause (iv);

     (v) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that (i) if the Company or any Subsidiary Guarantor is the obligor on such Indebtedness, then (other than intercompany notes that constitute Collateral) such Indebtedness is expressly subordinated by its terms to the prior payment in full in cash of all Obligations with respect to the Notes or the Subsidiary Guarantee, as the case may be, and (ii) (A) any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary shall be deemed, in each case, to constitute a simultaneous incurrence of such Indebtedness that is not permitted by this clause (v) by the Company or such Restricted Subsidiary, as the case may be;

     (vi) the incurrence by the Company or any Restricted Subsidiary of Hedging Obligations that are incurred for the purpose of (A) fixing or hedging interest rate or currency risk with respect to any fixed or floating rate Indebtedness that is permitted by this Indenture to be outstanding which is designed solely to protect the Company or any Restricted Subsidiary against fluctuations in foreign currency exchange rates; PROVIDED that such Hedging Obligation does not increase the principal amount of any such Indebtedness other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder or (B) managing fluctuations in the price or cost of energy, raw materials, manufactured products or related commodities; PROVIDED that such obligations are entered into for valid business purposes other than speculative purposes (as determined by the Company's or such Restricted Subsidiary's principal financial officer in the exercise of his or her good faith business judgment);

     (vii) the issuance by any of the Company's Restricted Subsidiaries of shares of Preferred Stock to the Company or a Wholly Owned Restricted Subsidiary; PROVIDED that (A) any subsequent issuance or transfer of Capital Stock that results in such Preferred Stock being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary or (B) the transfer or other disposition by the Company or a Wholly Owned Restricted Subsidiary of any such shares to a Person other than the Company or a Wholly Owned Restricted Subsidiary shall be deemed, in each case, to constitute an issuance of such Preferred Stock by such Subsidiary on such date that is not permitted by this clause (vii);

     (viii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by worker's compensation claims and other statutory or regulatory obligations, self-insurance obligations, tender, bid, performance, government contract, surety or appeal bonds, standby letters of credit and warranty and contractual service obligations of like nature, trade letters of credit or documentary letters of credit, in each case to the extent incurred in the ordinary course of business of the Company or such Restricted Subsidiary;

     (ix) the incurrence of Indebtedness by Foreign Subsidiaries (not including Indebtedness incurred pursuant to clause (i)(II) above), the aggregate principal amount (or accreted value, as applicable) at any time outstanding and incurred in reliance upon this clause (ix), does not exceed $25 million;

     (x) the Guarantee by the Company or any Subsidiary Guarantor of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this Section 4.09;

     (xi) Acquired Debt or Acquired Disqualified Stock; PROVIDED that such Indebtedness or Disqualified Stock was not incurred in connection with or in contemplation of such Person becoming a Restricted Subsidiary; and PROVIDED FURTHER that immediately after giving effect to such incurrence, the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which financial statements have been filed with the SEC pursuant to Section 4.18 immediately preceding

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                                      -54-

     the date of such incurrence would have been at least 2 to 1, determined on a PRO FORMA basis (including giving PRO FORMA effect to the applicable transaction related thereto);

     (xii) Indebtedness consisting of take-or-pay obligations contained in supply agreements entered into in the ordinary course of business;

     (xiii) the incurrence by the Company and the Subsidiary Guarantors of Purchase Money Obligations and Capital Lease Obligations in an aggregate principal amount not to exceed $50 million at any one time outstanding;

     (xiv) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, contribution, earnout, adjustment of purchase price or similar obligation, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary;

     (xv) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; PROVIDED, that such Indebtedness is extinguished within three business days of incurrence; and

     (xvi) the incurrence by the Company or any Subsidiary Guarantor of Indebtedness or the issuance of Disqualified Stock, the aggregate principal amount (or accreted value, as applicable) or liquidation preference of which, together with all other Indebtedness and Disqualified Stock at the time outstanding and incurred in reliance on this clause (xvi), does not exceed $50 million.

          For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness or Preferred Stock meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (i) through (xvi) above or is entitled to be incurred pursuant to the first paragraph of this Section 4.09, the Company shall, in its sole discretion, classify on the date of incurrence (and from time to time reclassify in whole or in part) such item of Indebtedness or Preferred Stock in any matter that complies with this Section 4.09 and such Indebtedness or Preferred Stock will be treated as having been incurred pursuant to the clauses or the first paragraph hereof, as the case may be, designated by the Company (PROVIDED that all Indebtedness under the Credit Facility shall at all times be deemed to have been incurred pursuant to clause (i) of this Section 4.09). The amount of Indebtedness issued at a price which is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

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                                      -55-

SECTION 4.10.  LIMITATION ON RESTRICTED PAYMENTS.

          Prior to the Assumption Date, the Company will not make any Restricted Payments (as defined below) or any Permitted Investments, except to the extent necessary to consummate the Solutia Assumption, perform its obligations under the Escrow Agreement and the transactions contemplated thereby, including any Investments deemed to exist by virtue of the Escrow Agreement.

          From and after the Assumption Date, the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any distribution on account of the Company's or any of its Restricted Subsidiaries' Capital Stock, other than:

                 (x) dividends or distributions payable in Qualified Capital Stock of the Company, and

                 (y) dividends or distributions payable to the Company or any Restricted Subsidiary of the Company;

          (2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company, other than any such Capital Stock owned by the Company or any of its Restricted Subsidiaries;

          (3) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value, any Subordinated Debt of the Company or any Restricted Subsidiary, other than Indebtedness owed to the Company or any Restricted Subsidiary, except, in each case, payment of interest or principal at Stated Maturity; or

          (4)  make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (4) above (other than any exception thereto) being collectively referred to as "RESTRICTED PAYMENTS"), unless, at the time of and after giving effect to such Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the fair market value (as conclusively evidenced by a resolution of the Board of Directors) of the asset(s) proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment):

          (a) no Default or Event of Default shall have occurred and be continuing after giving effect thereto; and

          (b) the Company would, at the time of such Restricted Payment and after giving PRO FORMA effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four full fiscal quarters for which financial statements have been filed with the SEC pursuant to Section 4.18 immediately preceding the date of such Restricted Payment, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of
     Section 4.09; and

          (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries on or after the Issue Date (excluding Restricted Payments permitted by clause
     (b), (d) or (e) of the next succeeding paragraph), is less than the sum, without duplication, of:

          (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the Issue Date to the end of the Company's most recently ended fiscal quarter for which financial statements have been filed with the SEC pursuant to Section
          4.18 at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), PLUS

          (ii) 100% of the aggregate net cash proceeds received by the Company from the issue or sale after the Issue Date of Qualified Capital Stock of the Company or of debt securities of the Company or any of its Restricted Subsidiaries that have been converted into or exchanged for such Qualified Capital Stock of the Company, PLUS

          (iii) to the extent that any Restricted Investment that was made after the Issue Date and was included in the calculation of aggregate Restricted Payments under this clause (c) is sold for cash or otherwise liquidated, repaid or otherwise reduced, including by way of dividend or distribution (to the extent not included in calculating Consolidated Net Income), for cash, the lesser of (A) the cash return with respect to such Restricted Investment (less the cost of disposition, if any) or (B) the initial amount of such Restricted Investment, PLUS

          (iv) an amount equal to the sum of (A) the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or other transfers of assets (to the extent not included in calculating Consolidated Net Income), in each case, to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries and (B) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary;

          PROVIDED, HOWEVER, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Restricted Investments previously made after the Issue Date by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary that were included in the calculation above of aggregate Restricted Payments under this clause (c).

          The foregoing provisions of this Section 4.10 will not prohibit the following Restricted Payments:

          (a) the payment of any dividend within 90 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

          (b) dividends or distributions by any Wholly-Owned Restricted Subsidiary of the Company payable to the Company or another Wholly-Owned Restricted Subsidiary of the Company;

          (c) so long as no Default or Event of Default has occurred and is continuing, the payment of cash dividends on any series of Disqualified Stock issued after the Issue Date in an aggregate amount not to exceed the cash received by the Company since the Issue Date upon issuance of such Disqualified Stock;

          (d) the redemption, repurchase, retirement or other acquisition of any Capital Stock of the Company, any Restricted Subsidiary or any Joint Venture (or the acquisition of all the outstanding Capital Stock of any Person that conducts no operations and has no assets or liabilities other than the ownership of Capital Stock in a Joint Venture) in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary or Joint Venture of the Company) of, Qualified Capital Stock of the Company; PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from (and shall not previously have been included in) clause (c)(ii) of the preceding paragraph;

          (e) the defeasance, redemption or repurchase of Subordinated Debt with the net cash proceeds from an incurrence of Permitted Refinancing or in exchange for or out of the net cash proceeds from the substantially concurrent sale (other than to a Subsidiary or Joint Venture of the Company) of Qualified Capital Stock of the Company; PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from (and shall not previously have been included in) clause (c)(ii) of the preceding paragraph;

          (f) the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any Subsidiary of the Company held by any member of the Company's (or any of its Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement; PROVIDED that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock in reliance on this clause (f) shall not exceed $5 million in any calendar year;

          (g) payments by the Company made pursuant to the Astaris Support Agreement as such agreement is in effect on the Issue Date or as such agreement may be amended, modified, supplemented or replaced, in whole or in part; PROVIDED that the aggregate amount of payments made in reliance on this clause (g) shall in no event exceed the maximum aggregate amount of payments required to be made by the Company after the Issue Date under the Astaris Support Agreement as in effect on the Issue Date;

          (h) repurchases of shares of preferred stock of Solutia Management Company, Inc. in accordance with the terms of its stockholders agreement, dated as of December 29, 1998, in an amount not to exceed $1.5 million in the aggregate;

          (i) Restricted Payments comprised of payments of dividends on, or repurchases of, the Company's common stock, in an aggregate amount not to exceed the lower of (x) $10 million per calendar year and (y) $0.04 per share; PROVIDED that no Default or Event of Default shall have occurred and be continuing after giving effect to such Restricted Payment;

          (j) notwithstanding anything to the contrary contained herein, repurchases of Capital Stock deemed to occur upon the exercise of stock options, to the extent such repurchases represent a portion of the exercise price thereof or withholding of applicable taxes thereon and the purchase price, or applicable withholding taxes, for such repurchases is paid solely in Qualified Capital Stock; and

          (k) additional Restricted Payments in an aggregate amount not to exceed $25 million.

          If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Capital Stock of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the first paragraph of this Section 4.10.

          Prior to the first time the Notes are rated Investment Grade, the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this Section 4.10 (except to the extent such Investments were repaid to the Company or a Restricted Subsidiary in cash). All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation, as conclusively determined by the Board of Directors. Such designation will only be permitted if any such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. In the case of any designation by the Company of a Person as an Unrestricted Subsidiary on the first day that such Person is a Subsidiary of the Company in accordance with the provisions of this Indenture, such designation shall be deemed to have occurred for all purposes of this Indenture simultaneously with, and automatically upon, such Person becoming a Subsidiary.

SECTION 4.11.  LIMITATION ON LIENS.

          Prior to the Assumption Date, the Company will not, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind upon any of its assets, now owned or hereafter acquired, or upon any income or profits therefrom or assign any rights to receive income therefrom, other than as contemplated by the Escrow Agreement.

          From and after the Assumption Date, the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien, except Permitted Liens, on any asset now owned or hereafter acquired, or any income or profits therefrom, unless all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured (or, if such obligations are subordinated by their terms to the Notes or the Subsidiary Guarantees, prior to the obligations so secured) until such time as such obligations are no longer secured by a Lien.

SECTION 4.12.  LIMITATION ON ASSET SALES.

          (a) Prior to the Assumption Date, the Company will not consummate an Asset Sale except to the extent necessary to consummate the transactions contemplated by the Escrow Agreement, including the Solutia Assumption and the related release to Solutia of the Escrow Assets.

          From and after the Assumption Date, the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (i) the Company and/or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as conclusively evidenced by an Officers' Certificate delivered to the Trustee or, if such Asset Sale involves aggregate consideration in excess of $20 million, a resolution of the Board of Directors that is set forth in an Officers' Certificate delivered to the Trustee) of the assets or Capital Stock issued or sold or otherwise disposed of,

          (ii) at least 75% of the consideration therefor received by the Company and/or such Restricted Subsidiary is in the form of cash or Cash Equivalents, and

          (iii) if such Asset Sale involves the transfer of Collateral, (a) it complies with the applicable provisions of the Security Documents and (b) all consideration received in such Asset Sale (including Additional Assets) shall, if applicable, be expressly made subject to the Lien under the Security Documents;

PROVIDED that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than Subordinated Debt) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and
(y) any securities, notes or other obligations received by the Company or such Restricted Subsidiary from such transferee, to the extent they are promptly converted or monetized by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

          Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option:

          (a) to permanently repay Applicable Pari Passu Indebtedness (and to correspondingly reduce commitments with respect thereto in the case of revolving borrowings); or

          (b) to acquire Additional Assets (to the extent otherwise permitted by this Indenture) or make a capital expenditure, in each case, in a Permitted Business (or enter into a binding commitment for any such acquisition or expenditure); PROVIDED that such binding commitment shall be treated as a permitted application of Net Proceeds from the date of such commitment until and only until the earlier of (x) the date on which such expenditure or acquisition is consummated and (y) the 180th day following the expiration of the aforementioned 360 day period. If the acquisition or expenditure contemplated by such binding commitment is not consummated on or before such 180th day and the Company shall not have applied such Net Proceeds pursuant to

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                                      -61-

     clause (a) above on or before such 180th day, such commitment shall be deemed not to have been a permitted application of Net Proceeds at any time.

          Pending the final application of any such Net Proceeds, the Company may temporarily reduce the revolving Indebtedness under the Credit Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "EXCESS PROCEEDS." On any date that the aggregate amount of Excess Proceeds under this Indenture exceeds $25 million (an "ASSET SALE OFFER TRIGGER DATE"), the Company will be required to make an offer to all Holders of Notes issued under this Indenture (an "ASSET SALE OFFER") to purchase the maximum principal amount of Notes and, if the Company is required to do so under the terms of any other Indebtedness ranking PARI PASSU with such Notes ("OTHER INDEBTEDNESS"), such other Indebtedness on a PRO RATA basis with the Notes that may be purchased out of the Excess Proceeds, at a purchase price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, thereon, to the date of purchase in accordance with the procedures set out in this Indenture. To the extent that the aggregate amount of Notes (and any Other Indebtedness subject to such Asset Sale Offer) tendered pursuant to such Asset Sale Offers is less than the Excess Proceeds, the Company may, subject to the other terms of this Indenture, use any remaining Excess Proceeds for any purpose not prohibited by this Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof in connection with any Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a PRO RATA basis. Upon completion of the offer to purchase made under this Indenture, the amount of Excess Proceeds that was the subject of such offer to purchase shall be reset at zero.

          (b) The Company shall mail (or cause the Trustee to mail) a notice of a Asset Sale Offer by first-class mail, postage prepaid, to the record Holders as shown on the register of Holders within 30 days following the Asset Sale Offer Trigger Date, with a copy, if such notice is being mailed by the Company, to the Trustee, containing all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer and shall state the following terms:

          (1) that the Asset Sale Offer is being made pursuant to this Section 4.12, that all Notes tendered will be accepted for payment; PROVIDED, HOWEVER, that if the aggregate principal amount of Notes and other Indebtedness tendered in a Asset Sale Offer plus accrued interest at the expiration of such offer exceeds the Excess Proceeds, the Company shall select on a PRO RATA basis, the Notes and Other Indebtedness to be purchased (with such adjustments as may be deemed appropriate by the

               Company so that only Notes in denominations of $1,000, as applicable, or multiples thereof shall be purchased);

          (2) the offer price (including the amount of accrued interest) and the Asset Sale Offer date of payment ("ASSET SALE OFFER PAYMENT DATE"), which shall be not less than 30 nor more than 60 days following the date notice of the applicable Asset Sale Offer is mailed;

          (3)  that any Note not tendered will continue to accrue interest;

          (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Offer Payment Date;

          (5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer will be required to surrender such Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Asset Sale Offer Payment Date;

          (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Asset Sale Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of the Notes such Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

          (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Note surrendered; PROVIDED, HOWEVER, that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof.

          (c)  On or before the Asset Sale Offer Payment Date, the Company shall
(1) accept for payment Notes or portions thereof (in integral multiples of $1,000) validly tendered pursuant to the Asset Sale Offer, (2) deposit with the Paying Agent an amount sufficient to pay the purchase price plus accrued and unpaid interest, if any, of all Notes to be purchased and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company. Upon receipt by the Paying Agent of the monies specified in clause (b) above and a copy of the Officers' Certificate specified in clause (3) above, the Paying

Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued and unpaid interest, if any, out of the funds deposited with the Paying Agent in accordance with the preceding sentence. The Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered, if any. Upon the payment of the purchase price for the Notes accepted for purchase, the Trustee shall return the Notes purchased to the Company for cancellation. Any monies remaining after the purchase of Notes pursuant to a Asset Sale Offer shall be returned within three business days by the Trustee to the Company except with respect to monies owed as obligations to the Trustee pursuant to Article Seven. For purposes of this Section 4.12, the Trustee shall act as the Paying Agent.

          (d) To the extent the amount of Notes tendered pursuant to any Asset Sale Offer is less than the amount of Net Cash Proceeds subject to such Asset Sale Offer, the Company may use any remaining portion of such Net Cash Proceeds not required to fund the repurchase of tendered Notes for any purpose not prohibited by the Indenture and the amount of Excess Proceeds shall be reset to zero.

          (e) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.12, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the provisions of this Section 4.12 by virtue thereof.

SECTION 4.13. LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

          From and after the Assumption Date, the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction on the ability of any Restricted Subsidiary to:

     (i) (a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries

               (1)  on its Capital Stock, or

               (2) with respect to any other interest or participation in, or measured by, its profits, or

               (b) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

     (ii) make loans or advances to the Company or any of its Restricted Subsidiaries; or

     (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries;

except for such restrictions existing under or by reason of:

          (a) existing agreements as in effect on the Issue Date, including any amendment, modification or supplement thereof PROVIDED that such amendment, modification or supplement is materially no more restrictive than such existing agreement as in effect on the Issue Date;

          (b) Indebtedness permitted by this Indenture to be incurred containing restrictions on the ability of Restricted Subsidiaries to consummate transactions of the types described in clause (i), (ii) or (iii) above not materially more restrictive than those contained in this Indenture and the Security Documents;

          (c)  this Indenture and the Security Documents;

          (d)  applicable law;

          (e) existing restrictions with respect to a Person acquired by the Company or any of its Restricted Subsidiaries (except to the extent such restrictions were put in place in connection with or in contemplation of such acquisition), which restrictions are not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

          (f) customary non-assignment provisions in leases and other agreements entered into in the ordinary course of business;

          (g) construction loans and Purchase Money Obligations (including Capital Lease Obligations) for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so constructed or acquired;

          (h) in the case of clause (iii) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;

          (i) a Permitted Refinancing; PROVIDED that the restrictions contained in the agreements governing such Permitted Refinancing are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

          (j) any restriction with respect to shares of Capital Stock of a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of such shares of Capital Stock or any restriction with respect to the assets of a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of such assets or all or substantially all the Capital Stock of such Restricted Subsidiary pending the closing of such sale or disposition; and

          (k) the Credit Facility and related documentation as the same is in effect on the Assumption Date and as amended, modified, extended, renewed, refunded, refinanced, restated or replaced from time to time; PROVIDED that the Credit Facility and related documentation as so amended, modified, extended, reviewed, refunded, refinanced, restated or replaced is not materially more restrictive, taken as a whole, as to the matters enumerated above than the Credit Facility and related documentation as in effect on the Assumption Date.

          For purposes of determining compliance with this Section 4.13, in the event that a restriction meets the criteria of more than one of the categories of permitted restrictions described in clauses (a) through (k) above, the Company shall, in its sole discretion, classify such restriction in any matter that complies with this Section 4.13 and such restriction will be treated as existing pursuant to the clauses designated by the Company.

SECTION 4.14.  LIMITATION ON TRANSACTIONS WITH AFFILIATES.

          Prior to the Assumption Date, the Company will not enter into or suffer to exist any Affiliate Transaction (as defined below) other than to the extent necessary to consummate the Solutia Assumption and the transactions contemplated thereby.

          From and after the Assumption Date, the Company will not, and will not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "AFFILIATE TRANSACTION"), unless (i) the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction involving aggregate consideration in excess of $10 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the Disinterested Members of the Board of Directors and (b) with respect to any Affiliate Transaction involving aggregate consideration in excess of $25 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an investment banking firm of national standing; PROVIDED that:

          (i) transactions or payments pursuant to any employment arrangements or employee, officer or director benefit plans or arrangements entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

          (ii) transactions between or among the Company and/or its Restricted Subsidiaries;

          (iii) customary loans, advances, fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries;

          (iv) transactions pursuant to any contract or agreement in effect on the Issue Date, as the same may be amended, modified or replaced from time to time, so long as any such contract or agreement as so amended, modified or replaced is, taken as a whole, no less favorable to the Company and its Restricted Subsidiaries in any material respect than the contract or agreement as in effect on the Issue Date;

          (v) any Restricted Payment of the type described in clause (1) or (2) of the first paragraph of Section 4.10; and

          (vi) any transaction entered into on an arm's-length basis in the ordinary course of business between the Company or any of its Restricted Subsidiaries, on the one hand, and any Joint Venture, on the other hand; PROVIDED, that any such transaction (or series of related transactions) that involves $25 million or more in the aggregate shall be subject to prior approval by the Disinterested Members of the Board of Directors,

in each case, shall be deemed not to be Affiliate Transactions and therefore (except as otherwise specified in such clauses) not subject to the requirements of clauses (i) and (ii) of the initial paragraph above.

SECTION 4.15.  LIMITATION ON SALE AND LEASEBACK TRANSACTIONS.

          Prior to the Assumption Date, the Company will not enter into any Sale and Leaseback Transaction.

          From and after the Assumption Date, the Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction; PROVIDED that the Company or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

          (a) the Company or such Restricted Subsidiary, as the case may be, could have:

          (i) incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction pursuant to
          Section 4.09 and

          (ii)      incurred a Lien to secure such Indebtedness pursuant to
          Section 4.11 without securing the Notes; and

          (b) the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the fair market value of the property that is the subject of such Sale and Leaseback Transaction.

SECTION 4.16. [RESERVED].

SECTION 4.17.  LINE OF BUSINESS.

          Prior to the Assumption Date, the Company will not engage in any line of business other than as necessary to perform its obligations under this Indenture, the Escrow Agreement and the Solutia Assumption.

          From and after the Assumption Date, the Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

SECTION 4.18.  REPORTS TO HOLDERS.

          Whether or not the Company and the Subsidiary Guarantors are then subject to Section 13 (a) or 15(d) of the Exchange Act, from and after the Assumption Date, the Company and the Subsidiary Guarantors will electronically file with the SEC, so long as the Notes are outstanding, the annual reports, quarterly reports and other periodic reports that the Company and the Subsidiary Guarantors would be required to file with the SEC pursuant to Section 13(a) or 15 (d) if the Company and the Subsidiary Guarantors were so subject, and such documents will be filed with the SEC on or prior to the respective dates (the "REQUIRED FILING DATES") by which the Company and the Subsidiary Guarantors would be required so to file

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                                      -68-

such documents if the Company and the Subsidiary Guarantors were so subject, unless, in any case, such filings are not then permitted by the SEC.

          If such filings with the SEC are not then permitted by the SEC, or such filings are not generally available on the Internet free of charge, from and after the Assumption Date, the Company and the Subsidiary Guarantors will, without charge to the Holders, within 15 days of each Required Filing Date, transmit by mail to Holders, as their names and addresses appear in the note register, and file with the Trustee copies of the annual reports, quarterly reports and other periodic reports that the Company and the Subsidiary Guarantors would be required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company and the Subsidiary Guarantors were subject to such Section 13(a) or 15(d) and, promptly upon written request, supply copies of such documents to any prospective Holder or beneficial owner at the Company's cost.

          In addition, from and after the Solutia Assumption, the Company and the Subsidiary Guarantors will, for so long as any Notes remain outstanding, furnish to the Holders of the Notes and to securities analysts and prospective investors, upon their request, the information if any, required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.19.  CREATION OF SUBSIDIARIES; GUARANTEES BY RESTRICTED SUBSIDIARIES.

          (a) Prior to the Assumption Date, the Company will not create or acquire any Subsidiaries.

          (b) From and after the Assumption Date, the Company will not permit any Restricted Subsidiary that is not a Subsidiary Guarantor, directly or indirectly, to Guarantee or secure the payment of any other Indebtedness of the Company or any of its Restricted Subsidiaries unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Subsidiary Guarantee of the payment of the Notes by such Restricted Subsidiary; PROVIDED that this Section 4.19(b) shall not be applicable to:

     (i) any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary;

     (ii) to the extent permitted under Section 4.09, Guarantees of Indebtedness of a Restricted Subsidiary that is a Foreign Subsidiary by a Restricted Subsidiary that is a Foreign Subsidiary; or

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                                      -69-

     (iii) any Guarantee arising under or in connection with performance bonds, indemnity bonds, surety bonds or letters of credit or bankers' acceptances.

          (c) If the Guaranteed Indebtedness is subordinated in right of payment to the Notes or any Subsidiary Guarantee, as applicable, pursuant to a written agreement to that effect, the Guarantee of such guaranteed Indebtedness must be subordinated in right of payment to the Subsidiary Guarantee to at least the extent that the Guaranteed Indebtedness is subordinated to the Notes.

SECTION 4.20.  COVENANTS APPLICABLE IF NOTES RATED INVESTMENT GRADE.

          Notwithstanding anything in this Indenture, from and after the first date when the Notes are rated Investment Grade, the Company's obligations to comply with the provisions of the Indenture described under Sections 4.08, 4.09, 4.10, 4.13, 4.14, 4.15, 4.17 and Section 5.01(3) will terminate and cease to have any further effect.

          In addition to the foregoing, from and after the first date when the Notes are rated Investment Grade, the following shall apply:

          The Company will not, nor will it permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction (except a lease for a temporary period not exceeding three years) after the Issue Date covering any Principal Property, which was or is owned or leased by the Company or a Restricted Subsidiary and which has been or is to be sold or transferred more than 120 days after the acquisition or completion of construction and commencement of full operation thereof, unless (a) the Attributable Debt in respect thereto and all other Sale and Lease-Back Transactions entered into after the date of the Indenture (other than those the proceeds of which are applied to reduce Indebtedness under (b) below), plus the aggregate amount of then outstanding secured Indebtedness not otherwise permitted or excepted without equally and ratably securing the Notes, does not exceed 15% of the Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries or (b) an amount equal to the fair value of the Principal Property leased is applied within 120 days to the voluntary retirement of the Note or other Indebtedness maturing more than one year thereafter.

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                                      -70-

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

SECTION 5.01.  CONSOLIDATION, MERGER AND SALE OF ASSETS.

          Except in connection with the Solutia Assumption and the related release of the Escrow Assets or the redemption of the Notes, prior to the Assumption Date the Company will not, in a single transaction or a series of related transactions, consolidate or merge with or into (whether or not the Company is the surviving entity) or transfer all or substantially all of its properties or assets to another Person.

          Except in connection with the Solutia Assumption, from and after the Assumption Date, the Company may not consolidate with or merge with or into, or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its assets in one or more related transactions to, any Person, or permit any Person to merge with or into it unless each of the following conditions is satisfied:

          (1) immediately after giving effect to such transaction and any related incurrence of Indebtedness or issuance of Disqualified Stock, no Default or Event of Default shall have occurred and be continuing;

          (2) either (i) the Company shall be the continuing Person, or (ii) the entity formed by such consolidation or into which the Company is merged, or the Person to which such properties and assets will have been conveyed, transferred or leased, assumes the Company's obligation as to the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on the Notes and the performance and observance of every covenant to be performed by the Company under this Indenture, the Notes and the Security Documents; any such entity will be organized under the laws of the United States, one of the States thereof or the District of Columbia;

          (3) the Company or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made, except with respect to a consolidation or merger of the Company with or into a Person that has no outstanding Indebtedness, will, at the time of such transaction and after giving PRO FORMA effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, have a Fixed Charge Coverage Ratio of at least 2 to 1; and

          (4) the Company has delivered to the Trustee an Officers' Certificate and Opinion of Counsel stating that the transaction complies with these conditions.

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                                      -71-

          The foregoing shall not prohibit the merger or consolidation of a Wholly Owned Restricted Subsidiary with the Company; PROVIDED that, in connection with any such merger or consolidation, no consideration, other than Qualified Capital Stock in the Surviving Person or the Company, shall be issued or distributed to the holders of Capital Stock of the Company.

          No Subsidiary Guarantor will be permitted to:

     (i)       consolidate with or merge with or into any Person; or

     (ii) sell, convey, transfer or dispose of, all or substantially all its assets as an entirety or substantially as an entirety, in one transaction or a series of related transactions, to any Person; or

     (iii) permit any Person to merge with or into the Subsidiary Guarantor unless:

          (A) the other Person is the Company or any Wholly Owned Restricted Subsidiary that is a Subsidiary Guarantor or becomes a Subsidiary Guarantor concurrently with the transaction; or

          (B) (1) either (x) the Subsidiary Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes by supplemental indenture all of the obligations of the Subsidiary Guarantor under its Subsidiary Guarantee; and

               (2) immediately after giving effect to the transaction, no Default has occurred and is continuing;

     or

          (C) the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of the Subsidiary Guarantor (in each case other than to the Company or a Restricted Subsidiary) otherwise permitted by this Indenture.

          The sale, assignment, transfer, conveyance or other disposition by the Company of all or substantially all its property or assets taken as a whole to one or more of the Company's Subsidiaries shall not relieve the Company from its obligations under this Indenture and the Notes. In addition, the Company will not lease all or substantially all its assets in one or more related transactions to another Person.

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                                      -72-

SECTION 5.02.  SUCCESSOR PERSON SUBSTITUTED.

          Upon any consolidation or merger, or any transfer of all or substantially all of the assets of either the Company or any Restricted Subsidiary in accordance with Section 5.01 above, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power the Company or such Restricted Subsidiary under this Indenture with the same effect as if such successor corporation had been named as the Company or such Restricted Subsidiary herein, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Notes.

                                   ARTICLE SIX

                              DEFAULTS AND REMEDIES

SECTION 6.01.  EVENTS OF DEFAULT.

          Each of the following constitutes an "EVENT OF DEFAULT" with respect to the Notes:

          (1) default for 30 days in the payment when due of interest on the Notes;

          (2) default in payment when due of the principal of or premium, if any, on the Notes, at maturity or otherwise;

          (3) failure by the Company to comply with the provisions in Section 4.08, Section 4.12 or Section 5.01;

          (4) failure by the Company for 90 days after receipt of notice by the Trustee or Holders of at least 25% in principal amount of the then outstanding Notes issued thereunder to comply with any of the other agreements in this Indenture, the Notes or the Security Documents;

          (5) any default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries (or any Indebtedness for money borrowed Guaranteed by the Company or any of its Significant Subsidiaries if the Company or a Significant Subsidiary does not perform its payment obligations under such Guarantee within any grace period provided for in the documentation governing such Guarantee), whether such Indebtedness or Guarantee exists on the Issue Date or is thereafter created, which default (a) constitutes a Payment

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                                      -73-

     Default or (b) results in the acceleration of such Indebtedness prior to its Stated Maturity, and in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or that has been so accelerated, aggregates $35 million or more;

          (6) failure by the Company or any of its Significant Subsidiaries to pay a final judgment or final judgments aggregating in excess of $35 million, which judgment or judgments are not paid, discharged or stayed, for a period of 60 days;

          (7) (A) a court having jurisdiction over the Company or any of its applicable Significant Subsidiaries enters (x) a decree or order for relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (y) a decree or order adjudging the Company or any of its Significant Subsidiaries a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any of its Significant Subsidiaries under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any of its Significant Subsidiaries or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days or (B) the Company or any Significant Subsidiary (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all the property and assets of the Company or any Significant Subsidiary or (iii) effects any general assignment for the benefit of creditors; or

          (8) any Subsidiary Guarantee or any Security Document (or any security interest created thereby) shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or the Company or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under any Subsidiary Guarantee or any Security Document.

SECTION 6.02.  ACCELERATION OF MATURITY; RESCISSION.

          If an Event of Default (other than an Event of Default specified in 6.01(7) occurs with respect to the Company or any Subsidiary Guarantor) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the

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                                      -74-

Notes then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of and premium, if any, and accrued interest, if any, on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal, premium, if any, and accrued interest, if any, shall be immediately due and payable. If an Event of Default specified in 6.01(7) occurs with respect to the Company or any Subsidiary Guarantor, the principal of and premium, if any, and accrued interest, if any, on the Notes then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          The Holders of at least a majority in principal amount of the outstanding Notes, by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:

     (i) all existing Events of Default, other than the nonpayment of the principal of and premium, if any, and interest, if any, on such Notes that have become due solely by such declaration of acceleration, have been cured or waived; and

     (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

SECTION 6.03.  OTHER REMEDIES.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative. Any costs associated with actions taken by the Trustee under this Section 6.03 shall be reimbursed to the Trustee by the Company.

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                                      -75-

SECTION 6.04.  WAIVER OF PAST DEFAULTS AND EVENTS OF DEFAULT.

          Provided the Notes are not then due and payable by reason of a declaration of acceleration, the Holders of a majority in principal amount of Notes at the time outstanding may on behalf of the Holders of all the Notes waive any past Default with respect to such Notes and its consequences by providing written notice thereof to the Company and the Trustee, except a Default (1) in the payment of interest on or the principal of any Note or (2) in respect of a covenant or provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected. In the case of any such waiver, the Company, the Trustee and the Holders of the Notes will be restored to their former positions and rights under this Indenture, respectively; PROVIDED that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

SECTION 6.05.  CONTROL BY MAJORITY.

          The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of the Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of the Notes. A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

          (1) the Holder gives the Trustee written notice of a continuing Event of Default;

          (2) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

          (5) during such 60-day period, the Holders of at least a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

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                                      -76-

          However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of or premium, if any, or interest, if any, on such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

SECTION 6.06.  LIMITATION ON SUITS.

          A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

          (1) the Holder gives the Trustee written notice of a continuing Event of Default;

          (2) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

          (5) during such 60-day period, the Holders of at least a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

          A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

SECTION 6.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

          No director, officer, employee, incorporator, member of the Board of Directors or holder of Capital Stock of the Company or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Company and the Subsidiary Guarantors under the Notes, the Subsidiary Guarantees, this Indenture or the Security Documents or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

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                                      -77-

SECTION 6.08.  RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of or premium, if any, or interest, if any, on such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes shall not be impaired or affected without the consent of the Holder.

SECTION 6.09.  COLLECTION SUIT BY TRUSTEE.

          If an Event of Default in payment of principal, premium or interest specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any Subsidiary Guarantor (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate set forth in the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.10.  TRUSTEE MAY FILE PROOFS OF CLAIM.

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Noteholders allowed in any judicial proceedings relative to the Company or any Subsidiary Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceedings. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes thereof in

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                                      -78-

any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Noteholders in respect of which such judgment has been recovered.

SECTION 6.11.  PRIORITIES.

          If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

          FIRST: to the Trustee for amounts due under Section 7.07;

          SECOND: to Noteholders for amounts due and unpaid on the Notes for principal, premium, if any, and interest (including Liquidated Damages, if any) as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

          THIRD: to the Company or, to the extent the Trustee collects any amount from any Subsidiary Guarantor, to such Subsidiary Guarantor.

          The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.11.

SECTION 6.12.  UNDERTAKING FOR COSTS.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Noteholder pursuant to Section 6.08 or a suit by Noteholders of more than 10% in principal amount of the Notes then outstanding.

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                                      -79-

                                  ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01.  DUTIES OF TRUSTEE.

          (a) If an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the same circumstances in the conduct of his or her own affairs.

          The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

          (b)  Except during the continuance of an Event of Default:

          (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate, subject to the requirement in the preceding sentence, if applicable.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1)  This paragraph does not limit the effect of paragraph (b) of this
     Section 7.01.

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                                      -80-

          (2) The Trustee shall not be liable for any error of judgment made in good faith, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the terms hereof.

          (4) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, powers or duties if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

          (d)  Whether or not therein expressly so provided, paragraphs (a),
(b), (c) and (e) of this Section 7.01 shall govern every provision of this Indenture that in any way relates to the Trustee.

          (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company or any Subsidiary Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

SECTION 7.02.  RIGHTS OF TRUSTEE.

          Subject to Section 7.01:

          (1) The Trustee may conclusively rely on any document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 12.05. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

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                                      -81-

          (3) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed by it with due care.

          (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; PROVIDED that the Trustee's conduct does not constitute gross negligence or bad faith.

          (5) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (6) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other person employed to act hereunder.

SECTION 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the either of the Company or any Subsidiary Guarantor, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11.

SECTION 7.04.  TRUSTEE'S DISCLAIMER.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or any Guarantee, it shall not be accountable for the Company's or any Subsidiary Guarantor's use of the proceeds from the sale of Notes or any money paid to the Company or any Subsidiary Guarantor pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Notes, Guarantee or this Indenture other than its certificate of authentication.

SECTION 7.05.  NOTICE OF DEFAULTS.

          If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall give to each Noteholder a notice of the Default within 90 days after it occurs in the manner and to the extent provided in the TIA and otherwise as provided in this Indenture. Except in the case of a Default in payment of the principal of or interest on any Note (including payments pursuant to a redemption or repurchase of the Notes pursuant to the provisions

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                                      -82-

of this Indenture), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

SECTION 7.06.  REPORTS BY TRUSTEE TO HOLDERS.

          If required by TIA Section 313(a), within 60 days after May 15 of any year, commencing 2002 the Trustee shall mail to each Noteholder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c) and TIA Section 313(d).

          Reports pursuant to this Section 7.06 shall be transmitted by mail:

          (1) to all Holders of Notes, as the names and addresses of such Holders appear on the Registrar's books; and

          (2) to such Holders of Notes as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.

          A copy of each report at the time of its mailing to Noteholders shall be filed with the Commission and each stock exchange on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or delisted therefrom.

SECTION 7.07.  COMPENSATION AND INDEMNITY.

          The Company and the Subsidiary Guarantors shall pay to the Trustee and Agents from time to time reasonable compensation for their services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company and the Subsidiary Guarantors shall reimburse the Trustee and Agents upon request for all reasonable disbursements, expenses and advances incurred or made by them in connection with the Trustee's duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee's agents and external counsel, except any expense disbursement or advance as may be attributable to its negligence or bad faith.

          The Company and the Subsidiary Guarantors, jointly and severally, shall fully indemnify each of the Trustee and any predecessor Trustee for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including without limitation taxes (other than taxes based on the income of the Trustee or such Agent) and reasonable attorneys' fees and expenses incurred by each of them in connection with the acceptance or performance of its duties under this Indenture including the reasonable costs and expenses of defending

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                                      -83-

itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Trustee or Agent shall notify the Company and the Subsidiary Guarantors in writing promptly of any claim of which a Responsible Officer of the Trustee has actual knowledge asserted against the Trustee or Agent for which it may seek indemnity; PROVIDED that the failure by the Trustee or Agent to so notify the Company and the Subsidiary Guarantors shall not relieve the Company and Subsidiary Guarantors of their obligations hereunder except to the extent the Company and the Subsidiary Guarantors are actually prejudiced thereby. In the event that a conflict of interest exists, the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.

          Notwithstanding the foregoing, the Company and the Subsidiary Guarantors need not reimburse the Trustee for any expense or indemnify it against any loss or liability to have been incurred by the Trustee through its own negligence or bad faith.

          To secure the payment obligations of the Company and the Subsidiary Guarantors in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee except for Escrow Assets and such money or property held in trust to pay principal of and interest on particular Notes.

          The obligations of the Company and the Subsidiary Guarantors under this Section 7.07 to compensate and indemnify the Trustee, Agents and each predecessor Trustee and to pay or reimburse the Trustee, Agents and each predecessor Trustee for expenses, disbursements and advances shall be joint and several liabilities of the Company and each of the Subsidiary Guarantors and shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture, including any termination or rejection hereof under any Bankruptcy Law.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

          For purposes of this Section 7.07, the term "Trustee" shall include any trustee appointed pursuant to this Article Seven.

SECTION 7.08.  REPLACEMENT OF TRUSTEE.

          The Trustee may resign by so notifying the Company and the Subsidiary Guarantors in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the Company and the removed Trustee in writing and may appoint a successor Trustee with the Company's written consent, which consent shall not be unreasonably withheld. The Company may remove the Trustee at its election if:

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                                      -84-

          (1)  the Trustee fails to comply with Section 7.10;

          (2)  the Trustee is adjudged a bankrupt or an insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4)  the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section 7.07, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder. Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.  SUCCESSOR TRUSTEE BY CONSOLIDATION, MERGER, ETC.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, subject to Section 7.10, the successor corporation without any further act shall be the successor Trustee; PROVIDED such entity shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1) and (2) in every respect. The Trustee (together with its corporate parent) shall have a combined capital and surplus of at least $100 million as set forth in the most recent

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                                      -85-

applicable published annual report of condition. The Trustee shall comply with TIA Section 310(b), including the provision in Section 310(b)(1).

SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

          The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311 (b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

SECTION 7.12.  PAYING AGENTS.

          The Company shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

          (A) that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Company or by any obligor on the Notes) in trust for the benefit of Holders of the Notes or the Trustee;

          (B) that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

          (C) that it will give the Trustee written notice within three (3) Business Days of any failure of the Company (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.

                                  ARTICLE EIGHT

                             MODIFICATION AND WAIVER

SECTION 8.01.  WITHOUT CONSENT OF NOTEHOLDERS.

          (a) The Company and Trustee may modify and amend this Indenture or any Security Document without the consent of any Holder (including entering into the Security Documents on the Assumption Date), for any of the following purposes:

          (i) to cure any ambiguity, omission, defect or inconsistency in this Indenture or any Security Document;

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         (ii)  to provide for the assumption by a successor of the Company of its obligations under this Indenture or any Security Document;

        (iii) to provide for uncertificated Notes, subject to certain conditions;

         (iv) to secure the Notes under this Indenture, to add Subsidiary Guarantees with respect to the Notes, or to confirm and evidence the release, termination or discharge of any such security or Subsidiary Guarantee when such release, termination or discharge is permitted elsewhere in this Indenture;

          (v) to add to the covenants of the Company for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company;

         (vi)  to provide for or confirm the issuance of Additional Notes;

        (vii) to make any other change that does not adversely affect the rights of any Holder;

       (viii) to comply with any requirement of the SEC in connection with qualification of this Indenture under the Trust Indenture Act or otherwise; or

         (ix) to add or release Collateral as permitted under the terms of this Indenture or the Security Documents.

          (b) On the Assumption Date, SOI Funding, Solutia, the Subsidiary Guarantors and Trustee (without notice to or the consent of any Holder) shall enter into the supplemental indenture attached as Exhibit B to the Escrow Agreement (the "ASSUMPTION DATE SUPPLEMENTAL INDENTURE"), pursuant to which Solutia will assume the obligations of SOI Funding hereunder, and the Subsidiary Guarantors shall each execute the notation of guarantee in the form of Exhibit F and deliver same to the Trustee. In addition (without notice to or consent of any Holder), the Trustee and the other parties thereto shall enter into the Junior Security Agreement and the Junior Intercreditor Agreement, substantially in the forms attached hereto as EXHIBIT G and EXHIBIT H, respectively.

SECTION 8.02.  WITH CONSENT OF NOTEHOLDERS.

          (a) The Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any provision of this Indenture or any Security Document or modifying the rights of such Holders (it being understood that the provisions of the Security Documents which may by their terms be amended

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                                      -87-

or waived without the consent of the Noteholders do not require the consent of the Noteholders contemplated hereby).

          (b) However, no modification or amendment may, without the consent of each Holder affected thereby,

          (1) change the Stated Maturity of the principal of, or any installment of interest on, any Note or alter the provisions with respect to redemption,

          (2) reduce the principal amount of or premium, if any, or interest, if any, on any Note,

          (3) reduce any amount payable upon the occurrence of an Event of Default,

          (4) after the obligation has arisen to make a Change of Control Offer or an Asset Sale Offer, amend, change or modify in any material respect the obligation of the Company to make and complete such Change of Control Offer or make and complete such Asset Sale Offer,

          (5) change the place or currency of payment of principal of or premium, if any, or interest, if any, on any Note,

          (6) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note,

          (7) reduce the above-stated percentage of outstanding Notes the consent of whose Holders is necessary to modify or amend this Indenture,

          (8) waive a default in the payment of principal of or premium, if any, or interest, if any, on the Notes (except as set forth under Section 6.01),

          (9) reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults,

          (10) modify or change any provision of this Indenture affecting the ranking of the Notes or the Subsidiary Guarantees in a manner adverse to the Holders of the Notes, or

          (11) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture other than in accordance with the other provisions of this Indenture, or amend or modify any provision relating to such release.

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                                      -88-

          (c) It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          (d) After an amendment, supplement or waiver under Section 8.01 or this Section 8.02 becomes effective, the Company shall mail to the Holders a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

          (e) Upon the written request of the Company accompanied by a board resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Noteholders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.06, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

SECTION 8.03.  COMPLIANCE WITH TRUST INDENTURE ACT.

          Every amendment or supplement to this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 8.04.  REVOCATION AND EFFECT OF CONSENTS.

          (a) After an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note.

          (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Noteholders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Noteholders has been obtained.

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                                      -89-

          (c) After an amendment, supplement, waiver or other action becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (9) of Section 8.02. In that case the amendment, supplement, waiver or other action shall bind each Noteholder who has consented to it and every subsequent Noteholder or portion of a Note that evidences the same debt as the consenting Holder's Note.

SECTION 8.05.  NOTATION ON OR EXCHANGE OF NOTES.

          If an amendment, supplement, or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Company) shall request the Holder of the Note (in accordance with the specific written direction of the Company) to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Noteholder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue, the Subsidiary Guarantors shall endorse, and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 8.06.  TRUSTEE TO SIGN AMENDMENTS, ETC.

          The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Eight if the amendment, supplement or waiver does not affect the rights, duties, liabilities or immunities of the Trustee. If it does affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, but need not, sign such amendment, supplement or waiver. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating, in addition to the matters required by Section 12.04, that such amendment, supplement or waiver is authorized or permitted by this Indenture and is a legal, valid and binding obligation of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with its terms (subject to customary exceptions).

                                  ARTICLE NINE

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01.  DISCHARGE OF INDENTURE.

          Upon the request of the Company, this Indenture will cease to be of further effect and the Trustee, at the expense of the Company, will execute proper instruments acknowledging

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                                      -90-

satisfaction and discharge of the Notes and this Indenture and the Guarantees when:

     (1)  either:

          (a) all the Notes theretofore authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or paid and Notes that have been subject to defeasance pursuant to
               Section 9.02 or 9.03) have been delivered to the Trustee for cancellation; or

          (b) all Notes not theretofore delivered to the Trustee for cancellation:

          (i) have become due and payable by the mailing of a notice of redemption or otherwise;

          (ii)      will become due and payable within one year; or

          (iii) are to be called for redemption within 12 months under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the reasonable expense, of the Company;

               and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in trust for the purpose in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest on the Notes to the date of such deposit (in case of Notes that have become due and payable) or to the Stated Maturity or redemption date, as the case may be;

     (2) the Company has paid or caused to be paid all sums payable under this Indenture by the Company; and

     (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided in this Indenture relating to the satisfaction and discharge of the Notes and this Indenture and the Guarantees of the Notes have been complied with.

          After such delivery, the Trustee upon request of the Company shall acknowledge in writing the discharge of the Company's and the Subsidiary Guarantors' obligations under the Notes, the Guarantees and this Indenture except for those surviving obligations specified below.

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                                      -91-

          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company in Sections 7.07, 9.05 and 9.06 shall survive such satisfaction and discharge.

SECTION 9.02.  LEGAL DEFEASANCE.

          The Company may, at its option and at any time, elect to have its obligations and the obligations of the Subsidiary Guarantors discharged with respect to the outstanding Notes on a date the conditions set forth in Section
9.04 are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, such Legal Defeasance means that the Company will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall, subject to Section 9.06, execute instruments in form and substance reasonably satisfactory to the Trustee and Company acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of outstanding Notes to receive solely from the trust funds described in Section 9.04 and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (B) the Company's obligations with respect to such Notes under Sections 2.03, 2.04, 2.05, 2.06, 2,07, 2.08, 2.11, 4.02, 4.03 and 4.05, (C) the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.07) and the Company's obligations in connection therewith and (D) this Article Nine.

          Concurrently with any Legal Defeasance, the Company may, at its further option, cause to be terminated, as of the date on which such Legal Defeasance occurs, all of the obligations under any or all of the Guarantees, if any, then existing and obtain the release of the Guarantee(s) of any or all Subsidiary Guarantors. In order to exercise such option regarding a Guarantee, the Company shall provide the Trustee with written notice of its desire to terminate such Guarantee prior to the delivery of the Opinion of Counsel referred to in clause (f) of Section 9.04.

          Subject to compliance with this Article Nine, the Company may exercise its option under this Section 9.02 with respect to the Notes notwithstanding the prior exercise of its option under Section 9.03 below with respect to the Notes.

SECTION 9.03.  COVENANT DEFEASANCE.

          The Company may, at its option and at any time, elect to have its obligations and the obligations of the Subsidiary Guarantors under Sections 10.01, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.17, 4.18, 4.19, 4.20 (except for obligations mandated by the TIA) and clauses (1) and (3) of Section 5.01 released with respect to the outstanding Notes on a date the

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                                      -92-

conditions set forth in Section 9.04 are satisfied (hereinafter, "COVENANT DEFEASANCE"). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may fail to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise of the option in this Section 9.03, subject to the satisfaction of the conditions set forth in Section 9.04, Sections 6.01(5), (6) and (8) shall not constitute Events of Default.

          Concurrently with any Covenant Defeasance, the Company may, at its further option, cause to be terminated, as of the date on which such Covenant Defeasance occurs, all of the obligations under any or all of the Guarantees, if any, then existing and obtain the release of the Guarantee(s) of any or all Subsidiary Guarantors. In order to exercise such option regarding a Guarantee, the Company shall provide the Trustee with written notice of its desire to terminate such Guarantee prior to the delivery of the Opinion of Counsel referred to in clause (g) of Section 9.04.

          Notwithstanding any discharge or release of any obligations under this Indenture pursuant to Section 9.02 or this Section 9.03, the Company's obligations in Sections 2.04, 2.06, 2.07, 2.08, 7.07, 9.05, 9.06 and 9.08 shall survive until such time as the Notes have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 9.05 and 9.08 shall survive.

SECTION 9.04.  CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE.

          The following shall be the conditions to application of Section 9.02 or Section 9.03 to the outstanding Notes:

     (a) (1) the Company has irrevocably deposited or caused to be deposited in trust for the benefit of the Noteholders with the Trustee or a Paying Agent or a trustee satisfactory to the Trustee and the Company, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee and any such Paying Agent, (x) money in an amount sufficient, or (y) U.S. Government Obligations that shall be payable as to principal and interest in such amounts and at such times as are sufficient, in the opinion of a nationally recognized firm of independent public accountants or Independent Financial Advisors expressed in a written certification thereof delivered to the Trustee (without consideration of any reinvestment of such interest), or (z) a combination thereof in an amount, sufficient to pay the principal of (and premium, if any, on) and interest,

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                                      -93-

          if any, to Stated Maturity (or redemption) on such Notes, on the scheduled due dates therefor, (2) the trustee of the irrevocable trust has been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Trustee and (3) the Trustee or Paying Agent shall have been irrevocably instructed in writing to apply the deposited money and the proceeds from U.S. Government Obligations in accordance with the terms of this Indenture and the terms of the Notes to the payment of principal of and interest on the Notes;

     (b) the deposit described in clause (a) above will not result in a breach or violation of, or constitute a Default under, any other agreement or instrument to which either the Company is a party or by which it is bound;

     (c) no Default has occurred and is continuing (1) as of the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) or (2) insofar as clause (7) or (8) of Section 6.01 is concerned at any time during the period ending on the 91st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to the Company in respect of such deposit (it being understood that the condition in this clause (c) is a condition subsequent and will not be deemed satisfied until the expiration of such period);

     (d) the Company has paid or caused to be paid all sums currently due and payable by the Company under this Indenture and under the Notes;

     (e) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to the termination by the Company of its obligations have been complied with;

     (f) in the case of an election under Section 9.02 or 9.03, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion, in the case of defeasance under Section 9.02, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture. The defeasance would

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                                      -94-

          in each case be effective when 91 days have passed since the date of the deposit in trust.

SECTION 9.05. DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

          All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company and the Subsidiary Guarantors shall (on a joint and several basis) pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.04 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

          Anything in this Article Nine to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon a request of the Company any money or U.S. Government Obligations held by it as provided in
Section 9.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 9.06.  REINSTATEMENT.

          If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and each Subsidiary Guarantor's obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article Nine until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.01; PROVIDED that if the Company or the Subsidiary Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Company or the Subsidiary Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

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                                      -95-

SECTION 9.07.  MONEYS HELD BY PAYING AGENT.

          In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Company, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.04, to the Company upon a request of the Company (or, if such moneys had been deposited by the Subsidiary Guarantors, to such Subsidiary Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 9.08.  MONEYS HELD BY TRUSTEE.

          Any moneys deposited with the Trustee or any Paying Agent or then held by the Company or the Subsidiary Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Company (or, if appropriate, the Subsidiary Guarantors) upon a request of the Company, or if such moneys are then held by the Company or the Subsidiary Guarantors in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company and the Subsidiary Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; PROVIDED that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Company and the Subsidiary Guarantors, either mail to each Noteholder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.04, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Company. After payment to the Company or the Subsidiary Guarantors or the release of any money held in trust by the Company or any Subsidiary Guarantors, as the case may be, Noteholders entitled to the money must look only to the Company and the Subsidiary Guarantors for payment as general creditors unless applicable abandoned property law designates another Person.

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                                      -96-

                                   ARTICLE TEN

                             GUARANTEE OF SECURITIES

SECTION 10.01. GUARANTEE.

          From and after the Assumption Date and subject to the provisions of this Article Ten, the Subsidiary Guarantors, by execution of the Assumption Date Supplemental Indenture, jointly and severally, guarantee to each Holder (i) the due and punctual payment of the principal of and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest on the Notes, to the extent lawful, and the due and punctual payment of all other obligations and due and punctual performance of all obligations of the Company to the Holders or the Trustee all in accordance with the terms of such Note, this Indenture and the Registration Rights Agreement, and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. From and after the Assumption Date, each Subsidiary Guarantor, by execution of the Assumption Date Supplemental Indenture, agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note, this Indenture or the Registration Rights Agreement, any waiver, modification or indulgence granted to the Company with respect thereto by the Holder of such Note, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Subsidiary Guarantor.

          Each Subsidiary Guarantor hereby waives diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof and interest thereon. Each Subsidiary Guarantor hereby agrees that, as between such Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of this Guarantee.

          The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of any Holder under the Subsidiary Guarantees.

SECTION 10.02. EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEE.

          To further evidence the Subsidiary Guarantee set forth in Section 10.01, each Subsidiary Guarantor hereby agrees, on the Assumption Date, that a notation of such Subsidiary Guarantee, substantially in the form included in EXHIBIT F hereto, shall be endorsed on each Note authenticated and delivered by the Trustee on the Assumption Date and such Subsidiary Guarantee shall be executed by either manual or facsimile signature of an Officer or an Officer of a general partner, as the case may be, of each Subsidiary Guarantor. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

          Each of the Subsidiary Guarantors hereby agrees that its Guarantee set forth in Section 10.01 shall be in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

          If an Officer of a Subsidiary Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Guarantee is endorsed or at any time thereafter, such Subsidiary Guarantor's Guarantee of such Note shall be valid nevertheless.

          The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantor.

SECTION 10.03. RELEASE OF SUBSIDIARY GUARANTORS.

          The Guarantee of any Subsidiary Guarantor will be automatically and unconditionally released and discharged upon any of the following:

     (A) any transfer, to any Person not an Affiliate of the Company, of all of the Capital Stock held by the Company or any of its Restricted Subsidiaries in such Subsidiary Guarantor (which transfer is made in accordance with this Indenture and, if the Company or any of its Restricted Subsidiaries intends to comply with Section 4.12 by making an investment or expenditure in Replacement Assets, the Company or such Restricted Subsidiary delivers to the Trustee a written agreement that it will make such investment or expenditure within the time frame set forth in Section 4.12); or

     (B) the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the provisions of this Indenture;

and in each such case, the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with and that such release is authorized and permitted hereunder.

          The Trustee shall execute any documents reasonably requested by either the Company or a Subsidiary Guarantor in order to evidence the release of such Subsidiary Guarantor from its obligations under its Guarantee endorsed on the Notes and under this Article Ten.

SECTION 10.04. WAIVER OF SUBROGATION.

          Each Subsidiary Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Subsidiary Guarantor's obligations under its Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or Note on account of such claim or other rights. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.06 is knowingly made in contemplation of such benefits.

SECTION 10.05. NOTICE TO TRUSTEE.

          The Company or any Subsidiary Guarantor shall give prompt written notice to the Trustee of any fact known to the Company or any such Subsidiary Guarantor which would prohibit the making of any payment to or by the Trustee at its Corporate Trust Office in respect of the Guarantees. Notwithstanding the provisions of this Article Ten or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of

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                                      -99-

the Guarantees, unless and until the Trustee shall have received written notice thereof from the Company no later than one Business Day prior to such payment; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 10.05, and subject to the provisions of Sections
7.01 and 7.02, shall be entitled in all respects to assume that no such facts exist; PROVIDED, HOWEVER, that if the Trustee shall not have received the notice referred to in this Section 10.07 at least one Business Day prior to the date upon which by the terms hereof any such payment may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of, premium, if any, or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it less than one Business Day prior to such date.

                                 ARTICLE ELEVEN

                               SECURITY DOCUMENTS

SECTION 11.01. SECURITY DOCUMENTS.

          The due and punctual payment of the principal of and interest on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption, special redemption or otherwise, and interest on the overdue principal of and interest on the Notes and performance of all other obligations of the Company and the Subsidiary Guarantors to the Holders or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents. Each Holder, by its acceptance of the Notes, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs the Collateral Agent and the Collateral Trustee, with respect to the Sharing Securities Documents, to enter into such security documents and to perform their obligations and exercise their rights thereunder in accordance therewith. The Company shall deliver to the Trustee copies of all documents delivered to the Collateral Agent and the Collateral Trustee pursuant to the Security Documents, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents, to assure and confirm to the Trustee, the Collateral Agent and the Collateral Trustee the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured thereby, according to the intent and purposes herein and therein expressed. The Company shall take, upon request of the Trustee, any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the obligations of the Company hereunder, a valid and enforceable perfected lien on and security interest in all the Collateral, in favor of the Collateral Agent for the benefit of the Holders and other Persons for whose benefit the Collateral Agent or Trustee, as applicable, acts pursuant to the Security Documents.

SECTION 11.02. RECORDING AND OPINIONS.

          (a) The Company and, if applicable, the Subsidiary Guarantors shall take or cause to be taken all action required to perfect, maintain, preserve and protect the Lien on and security interest in the Collateral granted by the Security Documents (subject only to Permitted Liens), including without limitation, the filing of financing statements, continuation statements, Sharing Mortgages and any instruments of further assurance, in such manner and in such places as may be required by law fully to preserve and protect the rights of the Holders and the Trustee under this Indenture and the Security Documents to all property comprising the Collateral. The Company and the Subsidiary Guarantors shall from time to time promptly pay all financing, continuation statement and mortgage recording, registration and/or filing fees, charges and taxes relating to this Indenture and the Security Documents, any amendments thereto and any other instruments of further assurance required hereunder or pursuant to the Security Documents. The Trustee shall have no obligation to, nor shall it be responsible for any failure to, so register, file or record.

          (b)  The Company shall at all times comply with the provisions of TIA
Section 314(b), whether or not the TIA is then applicable to the obligations of the Company and, if applicable, the Subsidiary Guarantors under this Indenture.

SECTION 11.03. RELEASE OF COLLATERAL.

          (a) Collateral may (and, as applicable, shall) be released or substituted only in accordance with the terms of the Security Documents.

          (b) The release of any Collateral from the terms of this Indenture and the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Security Documents.

SECTION 11.04. CERTIFICATES OF THE COMPANY.

          To the extent applicable, the Company shall comply (or cause compliance) with TIA Section 313(b), relating to reports, and TIA Section 314(d), relating to the release of property or securities from the lien and security interest of the Security Documents and relating to the substitution therefor of any property or securities to be subjected to the lien and security interest of the Security Documents. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company except in cases where TIA
Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Collateral Agent in the exercise of reasonable care.

SECTION 11.05. CERTIFICATES OF THE TRUSTEE.

          In the event that the Company wish to release Collateral in accordance with the Security Documents and have delivered the certificates and documents required by the Security Documents and Sections 11.03 and 11.04 hereof, the Trustee shall determine whether it has received all documentation required by TIA Section 314(d) in connection with such release and, based on the Opinion of Counsel delivered pursuant to Section 12.04(2), shall deliver a certificate to the Collateral Agent setting forth such determination. The Trustee, however, shall have no duty to confirm the legality or validity of such documents, its sole duty being to certify that it has received such documentation which on their face conform to Section 314(d) of the TIA.

SECTION 11.06. AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER THE
               SECURITY DOCUMENTS.

          Subject to the provisions of Sections 7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of Notes, direct, on behalf of the Holders of Notes, the Collateral Trustee or the Collateral Agent, as the case may be, to take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Security Documents and (b) collect and receive any and all amounts payable in respect of the obligations of the Company hereunder. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or to the Trustee).

SECTION 11.07. AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE
               SECURITY DOCUMENTS.

          The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Security Documents.

SECTION 11.08. TERMINATION OF SECURITY INTEREST.

          Upon the payment in full of all obligations of the Company under this Indenture and the Notes, or upon Legal Defeasance, the Trustee shall, at the request of the Company, deliver a certificate to the Collateral Agent stating that such obligations have been paid in full.

SECTION 11.09. SECURITY DOCUMENTS.

          By their acceptance of the Notes, upon the Solutia Assumption, the Holders hereby authorize and instruct the Trustee to enter into, for its benefit and the benefit of the Noteholders, the Junior Security Agreement and the Junior Intercreditor Agreement, substantially in the forms attached as Exhibits G and H, respectively.

                                 ARTICLE TWELVE

                                  MISCELLANEOUS

SECTION 12.01. TRUST INDENTURE ACT CONTROLS.

          If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

          The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 12.02. NOTICES.

          Except for notice or communications to Holders, any notice or communication shall be given in writing and delivered in person, sent by facsimile, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

          If to the Company:

                   SOI Funding Corp.
                   6525 Morrison Boulevard, Suite 318
                   Charlotte, NC  28211
                   Attn:  Douglas K. Johnson
                   Telephone: (704) 365-0569
                   Facsimile: (704) 365-1362

          With a copy to:

                   Tannenbaum Helpern Syracuse & Hirschtritt LLP
                   900 Third Avenue
                   New York, NY  10022
                   Attn:  Stephen Rosenberg
                   Telephone: (212) 508-6700
                   Facsimile: (212) 371-1084

          With a copy to:

                   Solutia Inc.
                   575 Maryville Centre Drive
                   P.O. Box 66760
                   St. Louis, MO  63166-6760 (if by courier, zip code 63141)
                   Attn:  General Counsel
                   Telephone: (314) 674-1000
                   Facsimile: (314) 674-2721

          With a copy to:

                   Winston & Strawn
                   35 West Wacker Drive
                   Chicago, IL  60601
                   Attn:  R. Cabell Morris
                   Telephone:   (312) 558-5600
                   Facsimile:   (312) 558-5700

          If to the Trustee, Registrar or Paying Agent:

                   Mailing Address:
                   HSBC Bank USA
                   Issuer Services
                   452 Fifth Avenue
                   New York, NY 10018
                   Attention: Harriet Drandoff

                   Fax Number:  (212) 525-1300

                   Delivery Address:
                   HSBC Bank USA
                   Issuer Services
                   10 East 40th Street, 14th Floor
                   New York, NY 10016
                   Attention: Harriet Drandoff

                   Fax Number:  (212) 525-1300

          Such notices or communications shall be effective when received and shall be sufficiently given if so given within the time prescribed in this Indenture.

          The Company, the Subsidiary Guarantors or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Noteholder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar.

          Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication to a Noteholder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

          In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

SECTION 12.03. COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

          Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Subsidiary Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 12.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

          Upon any request or application by the Company or any Subsidiary Guarantor to the Trustee to take any action under this Indenture, the Company or such Subsidiary Guarantor shall furnish to the Trustee:

          (1) an Officers' Certificate (which shall include the statements set forth in Section 12.05 below) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel (which shall include the statements set forth in Section 12.05 below) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.05. STATEMENTS REQUIRED IN CERTIFICATE AND OPINION.

          Each certificate and opinion with respect to compliance by or on behalf of the Company or any Subsidiary Guarantor with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

SECTION 12.06. RULES BY TRUSTEE AND AGENTS.

          The Trustee may make reasonable rules for action by or meetings of Noteholders. The Registrar and Paying Agent may make reasonable rules for their functions.

SECTION 12.07. BUSINESS DAYS; LEGAL HOLIDAYS.

          A "BUSINESS DAY" or "BUSINESS DAY" is a day that is not a Legal Holiday. A "LEGAL HOLIDAY" is a Saturday, a Sunday or other day on which (i) commercial banks in the City of New York are authorized or required by law to close or (ii) the New York Stock Exchange is not open for trading. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 12.08. GOVERNING LAW.

          This Indenture, the Notes and the Guarantees shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

SECTION 12.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

          This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Company or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

SECTION 12.10. SUCCESSORS.

          All agreements of the Company and the Subsidiary Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

SECTION 12.11. MULTIPLE COUNTERPARTS.

          The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

SECTION 12.12. TABLE OF CONTENTS, HEADINGS, ETC.

          The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 12.13. SEPARABILITY.

          Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


                            [Signature Pages Follow]

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

                                         SOI FUNDING CORP.


                                         By:  /s/ Douglas K. Johnson
                                             -----------------------------------
                                             Name: Douglas K. Johnson
                                             Title: President

                                         HSBC BANK USA, as Trustee


                                         By: /s/ Harriet Drandoff
                                             -----------------------------------
                                             Name: Harriet Drandoff
                                             Title: Vice President

                                                                       EXHIBIT A

          CUSIP

                                SOI FUNDING CORP.
                        (may be assumed by SOLUTIA INC.)

No.                                                               $


                       11.25% SENIOR SECURED NOTE DUE 2009

          SOI FUNDING CORP., a Delaware corporation, as issuer (the "COMPANY"), for value received, promises to pay to CEDE & CO. or registered assigns the
principal sum of [                            ] on July 15, 2009.

          Interest Payment Dates: July 15 and January 15.

          Record Dates: June 30 and December 31.

          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by one of its duly authorized officers.

                                         SOI FUNDING CORP.


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                          Certificate of Authentication

          This is one of the 11.25% Senior Secured Notes Due 2009 referred to in the within-mentioned Indenture.

                                         HSBC BANK USA, as Trustee


                                         By:
                                             -----------------------------------

Dated:

                            [FORM OF REVERSE OF NOTE]

                                SOI FUNDING CORP.

                       11.25% SENIOR SECURED NOTE DUE 2009

          1. INTEREST. SOI FUNDING CORP., a Delaware corporation, as issuer (the "COMPANY"), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 11.25% per annum. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including July 9, 2002 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each July 15 and January 15, commencing July 15, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months and actual days elapsed. The Company shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the Notes.

          2. METHOD OF PAYMENT. The Company will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on June 30 or December 31 next preceding the interest payment date (whether or not a Business Day). Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Interest may be paid by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Notes.

          3. PAYING AGENT AND REGISTRAR. Initially, HSBC Bank USA (the "TRUSTEE") will act as a Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice. Neither the Company nor any of its Affiliates may act as Paying Agent or Registrar.

          4. INDENTURE. The Company issued the Notes under an Indenture dated as of July 9, 2002 (the "INDENTURE") between the Company and the Trustee. This is one of an issue of Notes of the Company issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended from time to time. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.

          5. OPTIONAL REDEMPTION. (a) At any time on or prior to July 15, 2005, the Company may at its option on any one or more occasions redeem Notes (including Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of Notes (including Additional Notes, if any) issued under the Indenture at a redemption price of 111.250% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds of one or more Public Equity Offerings; PROVIDED that:

          (1) at least 65% of the aggregate principal amount of Notes (including Additional Notes, if any) issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

          (2) the redemption occurs within 90 days of the date of the closing of such Public Equity Offering.

          (b) The Trustee will select Notes called for redemption pursuant to this paragraph 5 on a PRO RATA basis, by lot or by such method as the Trustee shall deem fair and appropriate; PROVIDED that no Notes of $1,000 or less shall be redeemed in part. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption pursuant to this paragraph 5 become due on the date fixed for redemption. On and after the redemption date, interest stops accruing on Notes or portions of them called for redemption.

          6. SPECIAL MANDATORY REDEMPTION. In the event that the Solutia Assumption does not occur on or prior to the Deadline, the Company will, on a day not more than 20 days following the Deadline (the "SPECIAL MANDATORY REDEMPTION DATE") redeem all of the Notes (the "SPECIAL MANDATORY REDEMPTION") at a redemption price equal to the sum of (a) $206,702,624.80 (which amount is equal to 103% of the original issue amount of the Units ($200,682,160.00)) plus
(b) the accrued and unpaid interest on the Notes from and including the Issue Date to but excluding the Special Mandatory Redemption Date. The "DEADLINE" is August 9, 2002 or such earlier time that Solutia determines not to refinance its Credit Facility in accordance with the refinancing plan described in the Offering Memorandum.

          7. NOTICE OF REDEMPTION. Except in the case of Special Mandatory Redemption, notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. Notice of the Special Mandatory Redemption will be mailed promptly to each Holder of Notes at its registered address, the Trustee and the Securities Intermediary.

          8. OFFERS TO PURCHASE. The Indenture provides that upon the occurrence of a Change of Control or an Asset Sale and subject to further limitations contained therein, the Company shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

          9. REGISTRATION RIGHTS. (a) Pursuant to an Exchange and Registration Rights Agreement among Solutia, from and after the Solutia Assumption, the Subsidiary Guarantors and the Initial Purchasers named therein (the "REGISTRATION RIGHTS AGREEMENT"), Solutia will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for Notes which have been registered under the Securities Act, in like principal amount and having substantially identical terms as the Notes. (b) If (i) within 60 days after the Assumption Date, neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the Commission; (ii) within 120 days after the Assumption Date, the Exchange Offer Registration Statement or the Shelf Registration Statement, as applicable, has not been declared effective; (iii) within 150 days after the Assumption Date, the Exchange Offer has not been consummated; or (iv) after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable (subject, in the case of the Shelf Registration Statement, to the exceptions set forth in the Registration Rights Agreement) in connection with resales of the Initial Placement or Exchange Securities in accordance with and during the periods specified in Sections 2 and 3 of the Registration Rights Agreement (each such event referred to in clauses (i) through (iv), a "REGISTRATION DEFAULT"), liquidated damages ("LIQUIDATED DAMAGES") will accrue on the Initial Placement and the Exchange Securities from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Liquidated Damages will accrue at a rate equal to 0.25% per annum of the aggregate principal amount of the Notes during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum for each subsequent 90-day period during which such Registration Default continues, but in no event shall such Liquidated Damages exceed 1.00% per annum.

          10. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portion of a Note selected for redemption, or register the transfer of or exchange any Notes for a period of 15 days before a mailing of notice of redemption.

          11. PERSONS DEEMED OWNERS. The registered Holder of this Note may be treated as the owner of this Note for all purposes.

          12. UNCLAIMED MONEY. If money for the payment of principal or interest remains unclaimed for two years, the Trustee will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an "abandoned property" law designates another Person.

          13. AMENDMENT, SUPPLEMENT, WAIVER, ETC. The Company, the Subsidiary Guarantors, if any, and the Trustee (if a party thereto) may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, providing for the assumption by a successor to the Company of its obligations under the Indenture or any Security Documents and making any change that does not materially and adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Company, the Subsidiary Guarantors, if any, and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes to be affected.

          14. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, pay dividends on, redeem or repurchase its Capital Stock, make certain investments, sell assets, create restrictions on the payment of dividends or other amounts to the Company from its Restricted Subsidiaries, enter into transactions with Affiliates, expand into unrelated businesses, create liens, enter into sale and leaseback transactions or consolidate, merge or sell all or substantially all of the assets of the Company and its Restricted Subsidiaries and requires the Company to provide reports to Holders of the Notes. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.06 of the Indenture, the Company must annually report to the Trustee on compliance with such limitations.

          15. SUCCESSOR CORPORATION. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article Five of the Indenture, the predecessor corporation will, except as provided in Article Five, be released from those obligations.

          16. DEFAULTS AND REMEDIES. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Section 6.01(7) of the Indenture with respect to the Company or any Subsidiary Guarantor, if any) occurs and is continuing, then, and in each and every such case, either the Trustee, by notice in writing to the Company, or the Holders of not less than 25% of the principal amount of the Notes then outstanding, by notice in writing to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare due and payable, if not already due and payable, the principal of and any accrued and unpaid interest on all of the Notes; and upon any such declaration all such amounts upon such Notes shall become and be immediately due and payable, anything in the Indenture or in the Notes to the contrary notwithstanding. If an Event of Default specified in Section 6.01(7) of the Indenture occurs with respect to the Company or any Subsidiary Guarantor, then the principal of and any accrued and unpaid interest on all of the Notes shall immediately become due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium, if any, or interest on the Notes or a default in the observance or performance of any of the obligations of the Company under Article Five of the Indenture) if it determines that withholding notice is in their best interests.

          17. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

          18. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, agent, member or stockholder or Affiliate of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of any of the Subsidiary Guarantors, as such, shall have any liability for any obligations of the Subsidiary Guarantors under the Guarantees, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes and Guarantees by accepting a Note and a Guarantee waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees.

          19. DISCHARGE. The Company's obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of United States dollars or U.S. Government Obligations sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

          20. GUARANTEES. From and after the Solutia Assumption Date, the Note will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Subsidiary Guarantors, the Trustee and the Holders.

          21. AUTHENTICATION. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

          22. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. The Trustee, the Company and the Subsidiary Guarantors agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to the Indenture or the Notes.

          23. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                 SOI Funding Corp.
                 6525 Morrison Boulevard, Suite 318
                 Charlotte, NC 28211
                 Attn:  Douglas K. Johnson
                 Telephone: (704) 365-0569
                 Facsimile: (704) 365-1362

          With a copy to:

                 Tannenbaum Helpern Syracuse & Hirschtritt LLP
                 900 Third Avenue
                 New York, NY 10022
                 Attn:  Stephen Rosenberg
                 Telephone: (212) 508-6700
                 Facsimile: (212) 371-1084

          With a copy to:

                 Solutia Inc.
                 575 Maryville Centre Drive
                 P.O. Box 66760
                 St. Louis, MO 63166-6760 (if by courier, zip code 63141)
                 Attn:  General Counsel
                 Telephone: (314) 674-1000
                 Facsimile: (314) 674-2721

          With a copy to:

                 Winston & Strawn
                 35 West Wacker Drive
                 Chicago, IL 60601
                 Attn:  R. Cabell Morris
                 Telephone:   (312) 558-5600
                 Facsimile:   (312) 558-5700

                                   ASSIGNMENT

          I or we assign and transfer this Note to:

--------------------------------------------------------------------------------
             (Insert assignee's social security or tax I.D. number)


--------------------------------------------------------------------------------
             (Print or type name, address and zip code of assignee)

          and irrevocably appoint:

          Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Date:                       Your Signature:
      ----------------                     -------------------------------------
                                           (Sign exactly as your name appears on
                                           the other side of this Note)

Signature Guarantee:
                     ---------------------------------

                               SIGNATURE GUARANTEE

          Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                       OPTION OF HOLDER TO ELECT PURCHASE


          If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.08 or Section 4.12 of the Indenture, check the appropriate box:

          ?    Section 4.08                 ?    Section 4.12

          If you want to have only part of the Note purchased by the Company pursuant to Section 4.08 or Section 4.12 of the Indenture, state the amount you elect to have purchased:

$________________________________________
     (multiple of $1,000)

Date:
     ------------------------------------


                        Your Signature:
                                       -----------------------------------------
                                       (Sign exactly as your name appears on the face of this Note)

-----------------------------------------
         Signature Guaranteed


                               SIGNATURE GUARANTEE

          Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT B

        [FORM OF LEGEND FOR 144A SECURITIES AND OTHER SECURITIES THAT ARE
                             RESTRICTED SECURITIES]

THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE
HOLDER:

     (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB") or (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT.

     (2)  AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT
     (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OF REGULATION S UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

     (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

            AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF

REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE GOVERNING THIS NOTE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

        [FORM OF ASSIGNMENT FOR 144A SECURITIES AND OTHER SECURITIES THAT
                                       ARE
                             RESTRICTED SECURITIES]

          I or we assign and transfer this Note to:

--------------------------------------------------------------------------------
             (Insert assignee's social security or tax I.D. number)

--------------------------------------------------------------------------------
             (Print or type name, address and zip code of assignee)

          and irrevocably appoint:

          Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

                                   [Check One]

          / / (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

          or

          / /  (b) this Note is being transferred other than in accordance with
(a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

          If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date:                    Your Signature:
      ----------------                   ------------------------------
                                         (Sign exactly as your name
                                         appears on the other side of this Note)


Signature Guarantee:
                     -----------------------------------------------------------

                               SIGNATURE GUARANTEE

          Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              TO BE COMPLETED BY TRANSFEROR IF (a) ABOVE IS CHECKED

          The transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act, and, accordingly, the transferor hereby further certifies that the beneficial interest or certificated Note is being transferred to a Person that the transferor reasonably believed and believes is purchasing the beneficial interest or certificated Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such transfer is in compliance with any applicable securities laws of any state of the United States. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or certificated Note will be subject to the restrictions on transfer enumerated on the Rule 144A Notes and/or the certificated Note and in the Indenture and the Securities Act.

Dated:
      -------------------         ----------------------------------------------
                                      NOTICE:  To be executed by an executive
                                               officer

                                                                       EXHIBIT C

                     [FORM OF LEGEND FOR REGULATION S NOTE]

          THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS UNLESS REGISTERED UNDER THE ACT OR EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT.

                   [FORM OF ASSIGNMENT FOR REGULATION S NOTE]

          I or we assign and transfer this Note to:

--------------------------------------------------------------------------------
             (Insert assignee's social security or tax I.D. number)

--------------------------------------------------------------------------------
             (Print or type name, address and zip code of assignee)

          and irrevocably appoint:

          Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

                                   [Check One]

          / / (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Regulation S thereunder.

          or

          / /  (b) this Note is being transferred other than in accordance with
(a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

          If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date:                   Your Signature:
      ----------------                 -------------------------------------
                                       (Sign exactly as your name appears on the face of this Note)

Signature Guarantee:
                     -----------------------------------------------------------

                               SIGNATURE GUARANTEE

          Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              TO BE COMPLETED BY TRANSFEROR IF (a) ABOVE IS CHECKED

          The transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the transferor hereby further certifies that (i) the transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the transferee was outside the United States or such transferor and any Person acting on its behalf reasonably believed and believes that the transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the restricted period under Regulation S, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or certificated Note will be subject to the restrictions on transfer enumerated on the Regulation S Notes and/or the certificated Note and in the Indenture and the Securities Act.

Dated:
      ---------------------          -------------------------------------------
                                     NOTICE:  To be executed by an executive
                                              officer

                                                                       EXHIBIT D

                        [FORM OF LEGEND FOR GLOBAL NOTE]

          Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:

          THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (A NEW YORK CORPORATION) ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT E

                       Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S
                    ----------------------------------------
HSBC Bank USA
425 Fifth Avenue
12th Floor
New York, NY 10018

Attention:  Issuer Services

                    ----------------------------------------
          Re: SOI Funding Corp., a Delaware corporation, as issuer (the "Company"), 11.25% Senior Secured Notes Due 2009 (the "Notes")

Dear Sirs:

          In connection with our proposed sale of $__________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) the offer of the Notes was not made to a U.S. person or to a person in the United States;

          (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 904(a) of Regulation S;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

          You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                         Very truly yours,

                                         [Name of Transferee]


                                         By:
                                             -----------------------------------

                                                                       EXHIBIT F

                                   GUARANTEES


          From and after the Assumption Date, each of the undersigned (the "Subsidiary Guarantors") hereby jointly and severally unconditionally guarantees, to the extent set forth in the Indenture dated as of July 9, 2002 by and among SOI Funding Corp., a Delaware corporation, as issuer (the "Company"), whose obligations thereunder have been assumed (or are being assumed) by Solutia Inc., a Delaware corporation, the Subsidiary Guarantors, as guarantors, and HSBC Bank USA, as Trustee (as amended, restated or supplemented from time to time, the "Indenture"), and subject to the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Noteholders or the Trustee, all in accordance with the terms set forth in Article Ten of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

          The obligations of the Subsidiary Guarantors to the Noteholders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture, and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee. Each Holder of the Note to which this Guarantee is endorsed, by accepting such Note, agrees to and shall be bound by such provisions.

                         [Signatures on Following Pages]

          IN WITNESS WHEREOF, each of the Subsidiary Guarantors has caused this Guarantee to be signed by a duly authorized officer.

                                       F-2